UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018 (July 14, 2018)

NEWBRIDGE GLOBAL VENTURES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2545 Santa Clara Avenue

Alameda, CA 94501

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS3

EXPLANATORY NOTE5

ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT7

ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS10

DESCRIPTION OF BUSINESS11

PLAN OF OPERATIONS14

LEGAL PROCEEDINGS19

RISK FACTORS20

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS32

PROPERTIES40

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT41

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS42

EXECUTIVE COMPENSATION49

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS50

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS52

DESCRIPTION OF SECURITIES54

LEGAL PROCEEDINGS57

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES58

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.60

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT61

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS. 62

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS63

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS64

SIGNATURES65

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Amendment to the Current Report on Form 8-K, or this Report, contains forward-looking statements, including, without limitation, in the sections captioned “Description of Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Plan of Operations,” and elsewhere. Any and all statements contained in this Report that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable products, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iii) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the SEC and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above.

The forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation:

•	market acceptance of our products and services;

•	competition from existing technologies or products or new technologies and products that may emerge;

•	the implementation of our business model and strategic plans for our business and our products;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our products;

•	estimates of our future revenue, expenses, capital requirements and our need for additional financing;

•	our financial performance;

•	developments relating to our competitors; and

•	other risks and uncertainties, including those listed under the section titled “Risk Factors.”

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to them and to the risk factors. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

Readers should read this Report in conjunction with the discussion under the caption “Risk Factors,” our financial statements and the related notes thereto in this Report, and other documents which we may file from time to time with the Securities and Exchange Commission, or the SEC.

EXPLANATORY NOTE

On July 20, 2018, Newbridge Global Ventures, Inc. (the “Company”) filed a Current Report on Form 8-K disclosing the closing of certain transactions which qualify as a “significant acquisition” under Rule 3-05 of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”). The Company filed a Current Report on Form 8-K on July 20, 2018 and is filing this Amendment No. 1 to such Current Report on Form 8-K (the “Amendment”) to disclose the financial statements required under Regulation S-X, as well as to provide other disclosure with respect to the acquisition, the acquired entities and the Company’s current operations.

On July 14, 2018, NewBridge Global Ventures, Inc. (the “Company”) closed on a transaction (the “Share Exchange”) pursuant to which various Share Exchange and Purchase Agreements (the “Purchase Agreements” and the “Closing”) were entered into with the various members and shareholders of 725 E 11th, LLC, a California limited liability company (“725”); Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”); Timothy Lane, LLC, a California limited liability company (“Timothy”); Genus Management Group, LLC, a California limited liability company (formerly GLML, LLC, “Genus”), Roots of Caly, LLC, a California limited liability company (“Roots”) and 5Leaf, LLC, a California limited liability company (“5Leaf,” together with 725, Mad Creek, Timothy, Genus and Roots, the “Acquired Entities”), whereby the Company purchased all of the membership interests  of the several entities making up the Acquired Entities for a combined 31,000,000 shares (“Exchange Shares”) of the Company’s common stock, par value $0.0001 per share.  The Acquired Entities consist of a farm, nursery, extraction facility, and management and real estate companies in the cannabis industry.

As a result of the Purchase Agreements, the equity holders of the Acquired Entities became the controlling shareholders of the Company and the Acquired Entities became wholly owned subsidiaries of the Company.  The Purchase Agreement was accounted for as a reverse acquisition, wherein the Acquired Entities is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the pro forma financial statements for the period prior to the transaction were restated to reflect the recapitalization in accordance with the exchange ratio established in the acquisitions.

As a result of the Purchase Agreement, we acquired the businesses of the Acquired Entities and will continue the existing business operations of the Acquired Entities as a publicly traded company, along with our previous business, under the name “NewBridge Global Ventures, Inc.” Note that the Share Exchange does not result in a change of “Shell Status” as the Company was an operating entity prior to the Share Exchange. The Company has chosen to provide in depth information detailing the Company’s operations to make such information available to the public.

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, our historical financial statements as of period ends, and for the periods ended, prior to the Share Exchange will be replaced with the historical financial statements of the Acquired Entities, on a consolidated basis, prior to the Share Exchange, in all future filings with the SEC.

As used in this Amendment henceforward, unless otherwise stated or the context clearly indicates otherwise, the terms the “Company,” the “Registrant,” “we,” “us” and “our” refer to NewBridge Global Ventures, Inc., a Delaware company, after giving effect to the Share Exchange.

This Amendment contains summaries of the material terms of various agreements executed in connection with the transactions described herein. The summaries of these agreements are subject to, and are qualified in their entirety by, reference to these agreements, which have been filed as exhibits with the original Current Report on Form 8-K filed on July 20, 2018 and are incorporated herein by reference.

This Report includes information with respect to the following Items of Form 8-K:

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition or Disposition of Assets

Item 3.02	Unregistered Sales of Equity Securities

Item 3.03	Material Modification to Rights of Security Holders

Item 5.01	Changes in Control of Registrant

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Item 5.07	Submission of Matters to a Vote of Security Holders

Item 9.01	Financial Statements and Exhibits

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ITEM 1.01        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Share Exchange and Purchase Agreement

On July 14, 2018, NewBridge Global Ventures, Inc. (the “Company”) closed on a transaction (the “Share Exchange”) pursuant to which various Share Exchange and Purchase Agreements (the “Purchase Agreements” and the “Closing”) were entered into with the various members and shareholders of 725 E 11th, LLC, a California limited liability company (“725”); Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”); Timothy Lane, LLC, a California limited liability company (“Timothy”); Genus Management Group, LLC, a California limited liability company (formerly GLML, LLC, “Genus”), Roots of Caly, LLC, a California limited liability company (“Roots”) and 5Leaf, LLC, a California limited liability company (“5Leaf,” together with 725, Mad Creek, Timothy, Genus and Roots, the “Acquired Entities”), whereby the Company purchased all of the membership interests (as the case may be) of the several entities making up the Acquired Entities for a combined 31,000,000 shares (“Exchange Shares”) of the Company’s common stock, par value $0.0001 per share.  The Acquired Entities consist of a farm, nursery, extraction facility and management and real estate companies in the cannabis industry.

On September 12, 2018, NewBridge provided Roots notice of termination of the Roots Agreement pursuant to Section 10.01 of the Roots Nursery, Inc. Share Exchange and Purchase Agreement (the “Termination Agreement”), effective immediately.  Pursuant to the Termination Agreement, the Company cancelled a total of 9,850,000 shares of Common Stock issued in connection with the July 14 Closing.  On the same day, the Company issued a total of 9,850,000 shares to acquire East 10th Street LLC, a California limited liability real estate company, for 2,925,000 shares of the Company’s common stock and the rights to certain trademarks, logos, business operating procedures, marketing material and future plans for a tissue culture lab and cloning operations for 6,925,000 shares of the Company’s common stock.  These assets were acquired from Sam Mac and Eric Tran, respectively, both directors and principal shareholders in the Company.

As a result of the Purchase Agreements, the equity holders of the Acquired Entities became the controlling shareholders of the Company and the Acquired Entities became wholly owned subsidiaries of the Company.  The Purchase Agreement was accounted for as a reverse acquisition, wherein the Acquired Entities are considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the pro forma financial statements for the period prior to the transaction were restated to reflect the recapitalization in accordance with the exchange ratio established in the acquisitions.

As a result of the closing of the Share Exchange, NewBridge Global Ventures owns all of the outstanding equity interests of the Acquired Entities. Prior to the consummation of the Share Exchange, NewBridge Global Ventures was engaged in the education and consulting business as such relate to the cannabis industry and the Acquired Entities were engaged in various activities associated with the cannabis industry.  Accordingly, following the Share Exchange, the business of the Acquired Entities was added to the operations of the Company and the historical financial statements of the Acquired Entities have been consolidated with our historical financial statements and are the historical financial statements appearing elsewhere in this Report.

Description of Acquired Entities

5Leaf, LLC, a California limited liability company (“5Leaf”), is positioning itself to be a cannabis and industrial hemp processor and manufacturer of Full Spectrum Oils (“FSO”), distillate and isolate for local craft cannabis cultivators and other health and wellness brands.  5Leaf plans to operate in two separate facilities, both of which are currently under construction.  One facility is a 10,500 square-foot, Company-owned, extraction facility in Oakland, California.  5Leaf will also utilize an additional 6,500 square-feet of the 11,500 square-foot, Company-owned facility located on a 1.41-acre property in Santa Rosa, California with The Bay Clonery.  When the facilities are completed, 5Leaf expects to have the capacity to process more than 2,000 lbs. of biomass per day yielding an estimated 200 lbs. of FSO.

Genus Management Group, LLC (formerly GLML, LLC), a California limited liability company (“Genus”), is an Oakland-based services company that is integral in the operations of 5Leaf, Roots, and The Bay Clonery.  With over 45 years of management’s collective experience in the California cannabis industry, the Company believes that Genus will be uniquely positioned to provide consulting services to cultivators, processors, and retail brands. Its services include compliance, licensing, permitting, budgeting, brand/product development, and business development.

Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”), is a real estate holding company that owns a 27-acre farm consisting of two parcels of land (+/- 5 and 22-acre tracts), where the Company intends to grow world-renowned, Emerald Triangle, California cannabis.  We anticipate being able to construct two state-of-the-art greenhouse facilities totaling 15,000 square feet.  As of the date of this Amendment, our Mad Creek property is subject to an outstanding mortgage debt obligation of approximately $355,000.

East 10th Street, LLC, a California limited liability company (“East 10th St.”), is a real estate holding company which owns 6,000 square feet of commercial warehouse space in the “Green Zone” of Oakland, California.  When buildout is completed, East 10th Street will be a state-of-the-art indoor cultivation facility and home to Roots.  As of the date of this Amendment, our East 10th St. property is subject to an outstanding mortgage debt obligation of approximately $393,000.

725 East 11th St., LLC, a California limited liability company (“East 11th St.”), is a real estate holding company which owns a commercial warehouse consisting of 10,500 square feet located in the “Green Zone” in Oakland, California. When build-out is completed, this location will be the partial home of 5Leaf.

Timothy Lane, LLC, a California limited liability company (“Timothy”), is a real estate holding company which owns an 11,500 square foot warehouse and 16 clean rooms for clone storage located on a 1.41-acre property in Santa Rosa, California. This will be the home to both 5Leaf and Bay Clonery.

Change in Management

As a result of the Share Exchange, we changed our management and reconstituted our board of directors. Following the effective time of the Share Exchange, Ellen Gee, Eric Tran and Sam Mac were elected by the board to serve as members of the board of directors and officers of the Company.  In addition, as of the effective time of the Share Exchange, Mark Mersman was retained as Chairman of the board of directors and Chief Executive Officer, Scott Cox was retained as President, Robert Bench was retained as Chief Financial Officer and Ole Sigetty was retained as a director.  As of the date hereof, Mr. Mersman and Mr. Cox no longer are with the Company and Mr. Bench serves as the interim President and Chief Financial Officer.

 Lock-up Agreements and Other Restrictions

In connection with the Share Exchange, the recipients of the Exchange Shares entered into lock-up agreements, or the “Lock-Up Agreements,” whereby they are restricted for a period of twelve months after the Share Exchange, or the Restricted Period, from certain sales or dispositions (including pledge) of the Exchange Shares, such restrictions together referred to as the Lock-Up.

In addition, each Restricted Holder agreed, for a period of 18 months following the Closing Date, that it will not, directly or indirectly, effect or agree to effect any short sale (as defined in Rule 200 under Regulation SHO of the Exchange Act), whether or not against the box, establish any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, borrow or pre-borrow any shares of Common Stock, or grant any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derives any significant part of its value from the Common Stock or otherwise seek to hedge its position in the Common Stock.

Pro Forma Ownership

Immediately after giving effect to the Share Exchange, there were 40,904,589 shares of our Common Stock issued and outstanding as of the Closing Date, as follows:

•	the stockholders of NewBridge Global Ventures prior to the Exchange hold 9,904,589 shares of our Common Stock; and

•	the stockholders from the Acquired Entities hold 31,000,000 shares of our Common Stock;

In addition,

•

10,000,000 shares of our Common Stock were issued to Gofund LLC owned equally by Lance Dalton and Stephanie Lee for consultancy services including the exercise of 10,000,000 stock options on July 29, 2018.

•	1,580,000 shares of our Common Stock were reserved for issuance for stock options issued and outstanding to executive officers, employees, consultants and directors.

No other securities convertible into or exercisable or exchangeable for our Common Stock are outstanding.

Our Common Stock is quoted on the QB tier of OTC Markets under the symbol “NBGV”.

Accounting Treatment; Change of Control

The Share Exchange is being accounted for as a “reverse acquisition,” and the Acquired Entities are deemed to be the acquirer in the reverse merger. Consequently, the assets and liabilities and the historical operations that will be reflected in the financial statements prior to the Share Exchange will be those of the Acquired Entities, and will be recorded at the historical cost basis of the Acquired Entities, and the consolidated financial statements after completion of the Share Exchange will include the assets and liabilities of the Acquired Entities, historical operations of the Acquired Entities, and operations of the Company and its subsidiaries from the closing date of the Exchange. As a result of the issuance of the shares of our Common Stock pursuant to the Share Exchange, a change in control of the Company occurred as of the date of consummation of the Share Exchange and goodwill of $9,245,953 was recorded on NewBridge.  The goodwill was calculated as the total consideration of $8,418,901 plus the net liabilities assumed of $827,052.  The total consideration is the total value of the Company immediately following the acquisition of $34,768,901 (40,904,589 shares x $0.85 share price) multiplied by the percent ownership given up by the Consortium (24.2%).  Except as described in this Amendment, no arrangements or understandings exist among present or former controlling stockholders with respect to the election of members of our Board of Directors and, to our knowledge, no other arrangements exist that might result in a change of control of the Company.

We continue to be a “smaller reporting company,” as defined under the Exchange Act, and an “emerging growth company” under the Jumpstart Our Business Startups Act, or the JOBS Act, following the Exchange.

The foregoing description is only a summary and is qualified in its entirety by reference to the Purchase Agreements,  copies of which are attached as Exhibit 2.1 and 2.2 to this Form 8-K.

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ITEM 2.01        COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure made under Item 1.01 of this Report, which is incorporated herein by reference.

The following information is being provided with respect to NewBridge Global Ventures after giving effect to the Share Exchange to provide readers with a more detailed understanding of the Company’s current business.

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DESCRIPTION OF BUSINESS

NewBridge Global Ventures, Inc., a Delaware Corporation (the “Company”) was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange dated October 8, 2015 by and among NABUFIT Global and NABUFIT Denmark, pursuant to which NABUFIT Global acquired from the stockholders of NABUFIT Denmark all of the issued and outstanding equity interests of NABUFIT Denmark. Effective August 30, 2017, the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) whereby it sold all of the interest held in its operating subsidiaries NABUFIT Denmark, NABUFIT China, and NABUFIT IP (“Operating Subsidiaries”) and consequently ceased its prior operations (“Operations Sale”).

On October 19, 2017, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation effecting a change of the Company’s name from Nabufit Global, Inc. to NewBridge Global Ventures, Inc. to more accurately reflect its business objectives.  The name change was effective as of December 12, 2017 and the Company’s new symbol is “NBGV”. On February 14, 2018, the Company elected to form Elevated Education, Inc. (“Elevated”) as a Delaware corporation and wholly-owned subsidiary of the Company.  On February 19, 2018, the Company entered into an Asset Purchase Agreement (“Purchase Agreement”) with Elevated Portfolio Holdings, LLC (“Elevated Portfolio”), whereby Elevated agreed to purchase the assets of Elevated Portfolio.

On July 14, 2018, the Company acquired the following assets in an effort to expand its operations in the legal cannabis industry: 725 E 11th, LLC, a California limited liability company; Mad Creek Farm, LLC, a California limited liability company; Timothy Lane, LLC, a California limited liability company; 5Leaf, LLC, a California limited liability company; GLML, LLC, a California limited liability company and Roots Nursery, Inc., a California corporation (the “Acquired Entities”) to acquire all of the issued and outstanding membership interests of the Acquired Entities (the “Acquired Interests”) from the equity holders of those companies (the “Sellers”) in exchange for an aggregate of 31,000,000 shares of the Company’s common stock (the “Share Exchange”).  The closing of the Share Exchange took place on July 14, 2018.  Upon the closing of the Share Exchange, the Company became the sole owner of the Acquired Entities and, immediately following the Share Exchange, the Sellers owned approximately 76% of the issued and outstanding shares of the Company’s common stock immediately thereafter.

On September 12, 2018, NewBridge provided Roots notice of termination of the Roots Agreement pursuant to Section 10.01 of the Roots Nursery, Inc. Share Exchange and Purchase Agreement (the “Termination Agreement”), effective immediately.  Pursuant to the Termination Agreement, the Company cancelled a total of 9,850,000 shares of Common Stock issued in connection with the July 14 Closing.  On the same day, the Company issued a total of 9,850,000 shares to acquire East 10th Street LLC, a California limited liability real estate company, for 2,925,000 shares of the Company’s common stock and the rights to certain trademarks, logos, business operating procedures, marketing material and future plans for a tissue culture lab and cloning operations for 6,925,000 shares of the Company’s common stock.  These assets were acquired from Sam Mac and Eric Tran, respectively, both directors and principal shareholders in the Company.

Our Present Business

We are a vertically integrated holding company.  Through our wholly-owned subsidiaries, we are currently positioning ourselves to cultivate, manufacture, and distribute medical and recreational cannabis in California.

Our Wholly-Owned Operating Subsidiaries

Roots of Caly, LLC, a California limited liability company (“Roots”), is building-out a 6,000 square-foot state-of-the-art facility on Company-owned property located in the “green zone” of Oakland, California.  Once operational, we believe that Roots will have the capacity to produce more than 65,000 clones each month.   A well-known industry brand, Roots expects to produce clones from mother plants, supplying high-quality genetics to our own cultivation operations and other cultivators located throughout California. Roots of Caly was formed September 17, 2018.

The Bay Clonery, LLC, a California limited liability company (“The Bay Clonery”), is building-out 5,000 square feet of a 11,500 square-foot warehouse and an additional 16 clean rooms for clone storage all located on a 1.41-acre Company-owned property located in Santa Rosa, California.  The Company anticipates that The Bay Clonery will operate as an indoor nursery and tissue culture lab, which will have the capacity to produce and sell more than 100,000 clones per month.  By preserving genetics of proprietary cannabis strains, The Bay Clonery plans to collaborate with breeders and seed banks to archive a genetic library. This will allow us to test the genetic makeup of various strains that show promise. By identifying strains that show higher percentages of specific compounds, we believe, although there can be no assurance, that we can produce new products that may prove of significant potential for the medical community.  The Bay Clonery was formed by a related party on May 21, 2018 and assigned to NewBridge on July 23, 2018 for nominal consideration.  There was no activity in this entity through June 30, 2018.

5Leaf, LLC, a California limited liability company (“5Leaf”), is positioning itself to be a leading cannabis and industrial hemp processor and manufacturer of Full Spectrum Oils (“FSO”), distillate and isolate for local craft cannabis cultivators and other health and wellness brands.  5Leaf plans to operate in two separate facilities, both of which are currently under construction.  One facility is a 10,500 square-foot, Company-owned, extraction facility in Oakland, California.  5Leaf will also utilize an additional 6,500 square-feet of the 11,500 square-foot, Company-owned facility located on a 1.41-acre property in Santa Rosa, California with The Bay Clonery.  Upon completion, 5Leaf expects to have the capacity to process more than 2,000 lbs. of biomass per day yielding an estimated 200 lbs. of FSO.

Genus Management Group, LLC (formerly GLML, LLC), a California limited liability company (“Genus”), is an Oakland-based services company that is integral in the operations of 5Leaf, Roots, and The Bay Clonery.  With over 45 years of collective experience building successful and compliant California cannabis companies, we believe that Genus is uniquely positioned to provide consulting services to cultivators, processors, and retail brands. Its services include compliance, licensing, permitting, budgeting, brand/product development, and business development.

Green Thumb Distributors, Inc., a California corporation (“Green Thumb”), intends to become a licensed distribution company in the State of California.  However, there can be no assurance that Green Thumb will be issued such license.  Upon approval of its license application, Green Thumb intends to package, label, and distribute various products to cultivators, manufacturers and retailers throughout California requiring third-party distribution services. The Company is currently leasing a 5,000 square-foot facility located in the “green zone” of Oakland, California.  Green Thumb was formed by a related party on June 8, 2018 and assigned to NewBridge on July 23, 2018 for nominal consideration.  There was no activity in this entity through June 30, 2018.

Elevated Education, Inc, a Delaware corporation (“Elevated Education”). By educating physicians, clinicians, healthcare insurers, public servants, educators and cannabis industry professionals on proper, safe and effective applications for medical cannabis, Elevated Education empowers practitioners, through online educational modules, with the competence and confidence to educate their patients and students with healthier, more-effective treatments using CBD, hemp and cannabis derivatives

NewBridge Global Ventures, Inc. Wholly-Owned Real Estate Holding Companies:

Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”), is a real estate holding company that owns a 27-acre farm consisting of two parcels of land (+/- 5 and 22-acre tracts), where the Company intends to grow world-renowned, Emerald Triangle, California cannabis.  We anticipate being able to construct two state-of-the-art greenhouse facilities totaling 15,000 square feet.  As of the date of this Amendment, our Mad Creek property is subject to an outstanding mortgage debt obligation of approximately $355,000.

East 10th Street, LLC, a California limited liability company (“East 10th St.”), is a real estate holding company which owns 6,000 square feet of commercial warehouse space in the “Green Zone” of Oakland, California.  When buildout is completed, East 10th Street will be a state-of-the-art indoor cultivation facility and home to Roots.  As of the date of this Amendment, our East 10th St. property is subject to an outstanding mortgage debt obligation of approximately $393,000.

725 East 11th St., LLC, a California limited liability company (“East 11th St.”), is a real estate holding company which owns a commercial warehouse consisting of 10,500 square feet located in the “Green Zone” in Oakland, California. When build-out is completed, this location will be the primary home of 5Leaf.

Timothy Lane, LLC, a California limited liability company (“Timothy”), is a real estate holding company which owns an 11,500 square foot warehouse and 16 clean rooms for clone storage located on a 1.41-acre property in Santa Rosa, California. This will be a home to both 5Leaf and Bay Clonery.

PLAN OF OPERATIONS

We also plan to actively research and investigate acquisition candidates and plan to incorporate a robust acquisition strategy as part of our overall business model.  Ideal acquisition candidates will be ancillary cannabis businesses which are generating revenue and businesses that we believe are positioned for significant growth.

As part of our due diligence of potential customers or acquisition targets with a cannabis-related business, we will conduct due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, we may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

We will also consider whether a cannabis-related business implicates one of the Cole Memo priorities or violates state law. This is a particularly important factor for us to consider when assessing the risk of providing services to a cannabis-related business. Considering this factor also enables us to provide information in BSA reports pertinent to law enforcement’s priorities. Any financial institution that decides to provide financial services to a cannabis-related business would be required to file suspicious activity reports (“SARs”) as described below.

Competition

There are many businesses which provide consulting and other ancillary services to businesses within the medical and recreational cannabis industry. There can be no assurance that other parties will not seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Federal Regulation and Our Business

Cannabis is currently a Schedule I controlled substance and is therefore illegal under federal law. Even in those states in which the use of cannabis has been legalized, its use, possession, or cultivation remains a violation of federal laws. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of the date of this Amendment, 30 states and the District of Columbia allow their residents to use medical cannabis. The state laws are in conflict with the federal Controlled Substances Act (the “CSA”), which makes cannabis use and possession illegal on a national level. The Obama administration stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. However, recent statements by the Trump administration, in particular by then Attorney General Jeff Sessions, indicate that this policy may be under review. In March 2015, legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without risk of prosecution. A key component of the proposed Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. There is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. We intend to harvest, distribute and sell cannabis, and we may be irreparably harmed by a change in enforcement by the federal government.

Section 537 of the Consolidated Appropriations Act for the fiscal year ended September 30, 2017 prohibits the expenditure by the Department of Justice of any funds to prevent the implementation of medical marijuana laws by any state or the District of Columbia or Puerto Rico. In United States v McIntosh, the 9th Circuit Court of Appeals held that the operators and growers had standing to challenge federal indictments for violations of the Controlled Substances Act. It is unknown whether future appropriations acts will include similar provisions or whether other circuits will follow the lead of the 9th Circuit.

DOJ Deputy Attorney General James M. Cole issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states. In January 2018, former Attorney General, Jeff Sessions rescinded the Cole Memo. However, the federal government, to date, has not determined to devote federal government resources to companies operating in states which have passed laws legalizing medical and recreational marijuana use whose businesses are operating in conformity with the provisions of the Cole Memo.

We intend to remain within the guidelines outlined in the Cole Memo (see “The Cole Memo”), however, we cannot provide assurance that the Company is in full compliance with the laws since the repeal of the Cole Memo or with the Cole Memo itself or any other federal laws or regulations.  The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”): (a) preventing distribution of cannabis to minors; (b) preventing revenue from cannabis from going to gangs, cartels and other illegal participants; (c) preventing the diversion of cannabis from states where it is legal to states where it is illegal; (d) preventing state-authorized cannabis activity from being a cover or pretext for the trafficking of other illegal drugs; (e) preventing violence and the use of firearms in the cultivation and distribution of cannabis; (f) preventing drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use; and (g) preventing the growing of cannabis on public lands and its use or possession on Federal property.

The DOJ may issue in the future supplemental guidance directing that prosecutors also consider the Enforcement Priorities with respect to federal money laundering, unlicensed money transmitter, and BSA offenses predicated on cannabis-related violations of the CSA.

State Regulation of our Business

Regulation of cannabis and cannabinoids varies by state.  Our operations are conducted primarily in California and as such we are subject to California cannabis regulations.

The California Medical and Adult-Use Cannabis Regulation and Safety Act (“MAUCRSA”), which became effective January 1, 2018, is the governing law for both medical and adult use of cannabis in California. The rules are complex.

Regulatory Agencies

The Bureau of Marijuana Control (“Bureau”) oversees cannabis transportation, storage, distribution, sales, and testing. The Department of Food and Agriculture, through its CalCannabis Cultivation licensing program, oversees cannabis cultivation, issues plant tags, and is developing and implementing the track and trace program. The State Department of Public Health, through its Office of Manufactured Cannabis Safety (“OMCS”), oversees cannabis manufacturers. Finally, there are additional state agencies with smaller roles, such as the Department of Pesticides, the California State Board of Equalization, the State Water Resources Control Board, the Department of Fish and Wildlife, the Department of Justice, and state law enforcement. These State agencies promulgated emergency regulations effective through June 30, 2018 which they have now extended as amended through December 31, 2018.

The transition period in the licensing authorities’ regulations allowing exceptions from specific regulatory provisions ended on June 30, 2018. Beginning July 1, 2018, cannabis goods must meet all statutory and regulatory requirements. Cannabis goods that do not meet all statutory and regulatory requirements must be destroyed in accordance with the rules pertaining to destruction.

Laboratory Testing Requirements

Beginning July 1, 2018, a licensee may only sell cannabis goods that have been tested and passed all testing requirements in effect at the time of testing.  Untested cannabis goods cannot be sold by a retailer and must be destroyed. A retailer may not send cannabis goods to a distributor for testing. Untested cannabis goods manufactured or harvested before January 1, 2018, in possession of a distributor that are owned by the distributor must be destroyed.

Untested cannabis goods manufactured or harvested before January 1, 2018, in the possession of a distributor owned by a manufacturer or cultivator may be returned to the licensee who owns the cannabis goods. If a cultivator or manufacturer chooses to sell the returned cannabis goods, the cannabis goods must be sent to a distributor for testing and must meet all of the testing requirements in effect at the time of testing before transported to a retailer for sale.

Packaging and Labeling Requirements

Beginning July 1, 2018, all packaging and labeling must be performed prior to cannabis goods being transported to a retailer. A retailer shall not accept cannabis goods that are not properly packaged and labeled. A retailer shall not package or label cannabis goods, even if the cannabis goods were in inventory before July 1, 2018. However, for medicinal sales, retailers will place a sticker on cannabis goods stating, “FOR MEDICAL USE ONLY” upon sale to a qualified medicinal consumer, unless the statement is already printed on the package.  A retailer may not send unpackaged cannabis goods to another licensee for packaging or labeling. Cannabis goods in possession of a retailer that do not meet packaging and labeling requirements must be destroyed. Exit packaging is not required to be child-resistant and can no longer be used to satisfy the child-resistant packaging requirements. All cannabis goods must be in child-resistant packaging prior to delivery to a retailer.

THC Limits

Beginning July 1, 2018, edible cannabis goods may not exceed 10 milligrams of THC per serving and may not exceed 100 milligrams of THC per package.  Non-edible cannabis products must meet package THC restrictions and shall not contain more than 1,000 milligrams of THC per package if intended for sale only in the adult-use market.  Non-edible cannabis products shall not contain more than 2,000 milligrams of THC per package if intended for sale only in the medicinal market.

Ingredients and Appearance of Cannabis

Beginning July 1, 2018, a retailer may only sell cannabis products that meet the requirements set by the California Department of Public Health for ingredients or appearance.

Additional Important State Law Provisions

Obtaining a state license requires a local jurisdiction permit to operate. Local jurisdictions are not required to permit cannabis businesses. While there is no residency requirement to own or operate a medicinal or adult-use cannabis business at the state level, local jurisdictions may attempt to impose residency restrictions. Colocation of medical and adult-use/means are permitted.

Vertical integration is permitted and there are no limitations on how many licenses a person may hold, except testing labs must remain separate from all other license types. Local governments may attempt to impose their own limits on how many licenses someone can own. Any license type, other than a testing licensee, may hold a distributor license.  Ownership is defined as any person or entity owning a twenty percent or greater stake, or any person with the power to control management decisions. Owners are subject to background investigation. Additional financial interests, as defined, must be disclosed.

Licensees may also seek issuance of a temporary event license to operate at a county fair or district agricultural association event, which would permit on-site cannabis consumption, provided there is no local jurisdictional ban and the licensee complies with certain other requirements (i.e., no alcohol or tobacco consumption would be allowed on premises, customers must be over twenty-one, etc.). Retailers must separately report on state designated fairground sales beginning July 1, 2018.

California requires testing of cannabis for pesticides, mold, mildew, and other contaminants and explicitly prohibits the use of banned pesticides and sets standards for certification of organic cannabis. Businesses may be allowed to sell untested products, if labeled “untested,” for a set period of time to prevent delays or interruptions in product availability. Cannabis and cannabis products must be packaged in opaque packaging and identify infused edibles with a created universal symbol.

Cultivators must identify their water source and obtain all necessary state and local permits for water usage. The Department of Food and Agriculture has the authority to limit the issuance of unique identifying tags (required for all legally grown plants) if there are adverse impacts to the environment caused by the cultivation. Growing or processing cannabis where these activities result in a violation of specified laws relating to the unlawful taking of fish and wildlife is a felony.

Priority Grant of Licenses

Businesses that were operating in compliance with state law before September 1, 2016, will have priority during licensing. Cannabis businesses that were lawfully operating under California state law and with relevant local licensing before January 1, 2018, may continue operating while their applications are reviewed. The Bureau will determine whether an applicant was lawfully operating by reviewing the date on which the applicant began actively conducting the same commercial cannabis activity as the license type for which the applicant is applying, and evidence to prove compliant operations.

Medicinal cannabis businesses who opt not to apply for a state license on or before January 1, 2018, will continue to receive protections from criminal prosecution provided by state law for one year after the first state licenses are issued. However, criminal defenses do not provide protections from state regulatory enforcement beginning January 1, 2018, thereby exposing businesses operating under the prior collective or cooperative model to the risks of civil or regulatory enforcement if they continue to operate without a state or local license after January 1, 2018. In the spring of 2019, operators without a license will likely no longer be able to assert defenses to criminal prosecution under the collective or cooperative model.

Prior law required that cannabis operations be solely operated under a non-profit model. There are numerous hurdles for businesses operating under the prior law to transition to a fully regulated for profit model. Transition to a for-profit model is complex. Competent California counsel should be consulted with a deep knowledge of the industry and regulatory scheme.

The following schedule outlines the Company’s subsidiaries status of the permitting and licensing at the local and state levels:

Company/Subidiary	Local Level	State Level
Roots of Caly, LLC	Received authorization for temporary state license. Processing permanent permit	Temporary license. Application for provisional license and annual state license will be submitted January 2019.
Green Thumb Distributors, Inc.	Received authorization for temporary state license. Processing permanent permit	Temporary license. Application for provisional license and annual state license will be submitted January 2019.
5Leaf, LLC	Received authorization for temporary state license. Processing permanent permit	Received temporary state license, renewed through May 2019. Application for annual state license will be submitted January 2019
Mad Creek, LLC	Application submitted with Mendocino County, awaiting approval from Department of Agriculture.	Temporary application submitted for outdoor cultivation. Application for annual state license and greenhouse permit will be submitted in Q1 2019
The Bay Clonery, LLC	Awaiting operating permit from the City of Santa Rosa California	Received temporary state license, renewed through May 2019. Application for annual state license will be submitted January 2019

Environmental Matters

Although we are not directly subject to such laws, our customers are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation that affects us includes the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA). We may also be subject to regulation by the Occupational Safety and Health Administration (OSHA) concerning employee safety and health matters. The United States Environmental Protection Agency (EPA), OSHA, and other federal agencies have the authority to promulgate regulations that have an effect on the Company’s operations. As of the date of this Amendment, we did not have any accrued liabilities related to environmental matters.

Employees

As of the date of this Amendment, the Company currently has 9 full-time and 2 part-time employees.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

Critical Accounting Policies and Estimates

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

The Company accounts for its stock-based compensation in accordance with ASC 718, Compensation — Stock Compensation, which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees and directors to be recognized in the financial statements, based on their fair value. The Company measures share-based compensation to Investors in accordance with ASC 505-50, Equity-Based Payments to Non-Employees, and recognizes the fair value of the award over the period the services are rendered or goods are provided.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims against the Company.

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RISK FACTORS

You should consider carefully the risks and uncertainties described below, together with all of the other information in this Amendment to the Current Report on Form 8-K, including the financial statements included in this Amendment. If any of the following risks are realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. The risks described below are not the only risks facing the Company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and results of operations and/or prospects.

RISKS RELATED TO OUR BUSINESS & OPERATIONS

We have limited operational history in an emerging industry that has been legalized in some states but remains illegal in others and under federal law, making it difficult to accurately predict and forecast business operation.

Because we have only a limited operational history it is and will continue to be extremely difficult to make accurate predictions and forecasts on our growth and finances. There is no guarantee our services will remain attractive to potential and current clients as our industry continues to grow and develop.

Additionally, though our management team has varied and extensive business backgrounds and technical expertise, they, along with everyone else involved in the cannabis industry, have limited substantive prior working experience and managing operations in our industry. Because of our limited operating history and the recent development of the cannabis industry in general, it is very difficult to evaluate our business and the future prospects. We will encounter risks and difficulties and, in order to overcome these risks and difficulties, we believe we must:

•	Execute the Company’s Business and Marketing strategy successfully;
•	Increase the number of clients, vendors and customer relations in the related industry;
•	Meet the expected demand with quality, timely services;
•	When appropriate, partner with affiliate marketing companies to explore the demand;
•	Leverage initial relationships with earliest customers;
•	Upgrade our product and services and continuously provide wider distribution and production; and
•	Attract, hire, motivate, and retain qualified personnel.

If these objectives are not achieved our results of operations could suffer.

We are relying heavily upon the various Federal Governmental memos issued in the past (Ogden, Cole, and others) to remain acceptable to those state and Federal entities that regulate, enforce, or choose to defer enforcement of certain current regulations and that the Federal Government will not change its this attitude to those practitioners in the cannabis industry as long as they comply with their state and local jurisdictional rules and authorities. There can be no assurance that the Federal Government will not change such attitudes towards cannabis.

We are an emerging growth company with a limited operating history and limited sales to date.

The Company is subject to all of the risks inherent in the establishment of an emerging growth company including the absence of an operating history and the risk that we may be unable to successfully develop and provide our services. There can be no assurance that the Company will be able to execute its business plan, including without limitation the Company’s plans to develop, market, and sell its services. The Company has engaged in no cannabis operations to date. There can be no assurance that the Company’s sales projections and marketing plans will be achieved as anticipated and planned.  It is likely that losses will continue to be incurred during the early stages of operations. The Company believes that its future success will depend on its ability to develop and introduce its consulting services and develop a successful acquisition strategy, to meet a wide range of customer needs and achieve market acceptance. The Company cannot assure prospective investors that it will be able to successfully develop and market its services, develop a successful acquisition strategy or that it will recover the initial investment that must be made to develop and market such products.

We have incurred net losses since inception.

The Company incurred a net loss of $165,980 for the six months ended June 30, 2018 and has an accumulated deficit of $288,233 at June 30, 2018.  The Company incurred a net loss of $80,826 for the year ended December 31, 2017. Our independent registered public accountants issued an opinion on our audited financial statements as of and for the year ended December 31, 2017 that contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. We can provide no assurance as to when, or if, we will be profitable in the future. Even if the Company achieves profitability, it may not be able to sustain such profitability.

We must raise additional working capital.

At the present time, our ability to continue as a going concern is dependent upon raising capital from financing transactions. To stay in business, we will need to raise additional working capital through public or private sales of our equity securities, debt financing or short-term loans, or a combination of the foregoing.  In the event that such financing is not procured, we may be forced to curtail our growth plans. There can be no assurance that we will be able to raise sufficient additional working capital financing from the sale of additional securities when needed to sustain our operations on acceptable terms, or at all. If such financing is not available on satisfactory terms or is not available at all, we may be required to delay, scale back or eliminate the development of business opportunities and our operations and our financial condition may be materially adversely affected. Debt financing, if obtained, may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring additional debt and could increase our expenses and require that our assets be provided as a security for such debt. Debt financing would also be required to be repaid regardless of our operating results. Equity financing, if obtained, could result in dilution to our then existing stockholders.

Issuance of Common Stock to fund our operations may dilute your investment.

We have been operating at a loss since inception and our working capital requirements continue to be significant. We have been supporting our business through the sale of debt and equity since inception. We will need additional funding for developing products and services, increasing our sales and marketing capabilities, technologies and assets, as well as for working capital requirements and other operating and general corporate purposes. Our working capital requirements depend and will continue to depend on numerous factors including the timing of revenues, the expense involved in development of our products, and capital improvements. If we are unable to generate sufficient revenue and cash flow from operations, we will need to seek additional financing through the sale of additional shares of Common Stock, warrants and/or convertible debt securities to provide the capital required to maintain or expand our operations, which may have the effect of diluting our existing stockholders or restricting our ability to run our business.

We depend on the development of the cannabis industry.

Over the past several years, the cannabis industry has grown significantly as a result of an increase of deregulation at a state level. Our revenues depend greatly on the expenditures made by companies within the cannabis industry. In some instances, companies in these industries are reliant on their ability to raise capital in order to fund their operations. Accordingly, economic factors and industry trends that affect our clients in these industries also affect our business. If companies in these industries were to reduce the number of research and development projects they conduct or outsource, our business could be materially adversely affected.

Our success is dependent upon our ability to develop markets.

Our ability to succeed within the cannabis industry as well as other target markets will determine actual operating results. While we anticipate the creation of a compelling services model for our potential clients, we may not be able to fully develop our planned service offering(s) in a manner that is predictable or profitable.  The Company will focus on these factors to help fuel its growth. The overall U.S cannabis market is growing from its own performance dynamics. The strong growth in demand for legal cannabis over the past years is expected to continue in the years ahead, but there can be no assurance that it will continue to grow. The legal cannabis industry is among the fastest growing industries in the U.S projecting $22 billion in revenue by 2020 from $5 billion in 2015.

Competition in our industry is intense.

There are many competitors in the cannabis industry, including many who offer similar services as those offered by us. There can be no guarantee that in the future other companies won’t enter this arena by developing services that are in direct competition with us or any acquired subsidiary.  We anticipate the presence as well as entry of other companies in this market space and acknowledge that we may not be able to establish or if established, maintain a competitive advantage. Some of these companies may have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales and marketing resources. This may allow them to respond more quickly than us to market opportunities. It may also allow them to devote greater resources to the marketing, promotion and sale of their products and or services. These competitors may also adopt more aggressive pricing policies and make more attractive offers to existing and potential customers, employees, strategic partners, distribution channels and advertisers. Increased competition is likely to result in price reductions, reduced gross margins and a potential loss of market share.

We plan to expand our business through acquisitions.

We are actively reviewing acquisition candidates. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to obtain financing;
•	difficulties and expenses in connection with integrating the Acquired Entities and achieving the expected benefits;
•	diversion of management’s attention from current operations;
•	the possibility that we may be adversely affected by risk factors facing the Acquired Entities;
•

acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our Common Stock to the stockholders of the acquired company, dilutive to the percentage of ownership of our existing stockholders;

•	potential losses resulting from undiscovered liabilities of Acquired Entities not covered by the indemnification we may obtain from the seller; and
•	loss of key employees of the Acquired Entities.

Our real estate assets are subject to the risks associated with real property.

We own real estate directly, and we may acquire additional real estate property directly or indirectly in the future.  Real estate assets are subject to various risks, including:

•	continued declines in the value of real estate;
•	acts of God, including earthquakes, floods, and other natural disasters, which may result in uninsured losses;
•	acts of war or terrorism, including the consequences of terrorist attacks, such as those that occurred on September 11, 2001;
•	adverse changes in national and local economic and market conditions;
•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of compliance with laws and regulations, fiscal policies and zoning ordinances;
•	costs of remediation and liabilities associated with environmental conditions such as indoor mold;
•	potential liabilities for other legal actions related to property ownership including tort claims; and
•	the potential for uninsured or under-insured property losses.

The occurrence of any of the foregoing or similar events may reduce our return from an affected property or asset and, consequently, may materially adversely affect our business, financial condition and results of operations.

Two of our properties are subject to mortgages, and such mortgage debt obligations expose us to the possibility of foreclosure on our ownership interests in our properties, which could result in the loss of our investment in a property subject to mortgage debt.

Incurring mortgage and other secured debt obligations increase our risk of property losses because defaults on indebtedness secured by properties may result in foreclosure actions initiated by lenders and ultimately our loss of the property securing any loans for which we are in default.  As of the date of this Amendment, our East 10th St. property has an outstanding mortgage obligation of approximately $384,000, and our Mad Creek Farm property has an outstanding mortgage debt obligation of approximately $350,000.  Any foreclosure on a mortgaged property as a result of a default in our mortgage debt obligations could adversely affect our business operations.

We are dependent on certain key personnel.

The success of the Company is dependent to a significant degree upon the skill and experience of key personnel including Sam Mac, Eric Tran, Bob Bench, Ellen Gee, and others. The loss of the services of any of these individuals would adversely affect the Company’s business. The Company may obtain key man life insurance policies on executives, however, there is no assurance that policy proceeds would cover all potential costs or operational challenges that would result from the loss of services from executives and in any event, such policy would not cover the lives or loss of these other individuals. The Company cannot assure prospective investors that it would be able to find adequate replacements for these key individuals. In addition, the Company believes that its future success will depend in large part upon its continued ability to attract and retain highly skilled employees, who are in great demand.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets may not be able to obtain adequate access to credit or equity funding, which could affect their ability to make timely payments to us. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. In addition, the financial condition of our credit facility providers, which is beyond our control, may adversely change. Any decrease in our access to borrowings under our credit facility, tightening of lending standards and other changes to our sources of liquidity could adversely impact our ability to obtain the financing we need to continue operating the business in our current manner. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Conflicts of interest may arise between us and our directors and officers as a result of other business activities undertaken by such individuals.

We may be subject to various potential conflicts of interest because some of our directors and executive officers may be engaged in a range of business activities, including within the cannabis industry.  Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company.  In addition, our directors and executive officers are permitted to devote time to their outside business interests, so long as such activities do not materially or adversely interfere with their duties to us and subject them to any contractual restrictions restricting such activities.  Our directors and executive officers are required to disclose to us all potential conflicts of interest, as well as all prospective and existing business ventures.  We believe this will promote transparency and help ensure that the any and all transactions to which the Company may be a party remain free of such conflicts of interest.  These business interests could require the investment of significant time and attention by our executive officers and directors.  In some cases, our executive officers and directors may have fiduciary obligations associated with business interests that interfere with their ability to devote time to our business and affairs, which could adversely affect our operations.

We are dependent upon our management to continue our growth.

The Company believes it will rapidly and significantly expand operations and growth as a result of the continued expansion of the cannabis industry. There are no assurances this will occur. However, if it does occur we will need to significantly expand our capacity to address potential market opportunities. Such rapid growth would place a significant strain on our management and operational and financial recourses. Our success is principally dependent on our current management personnel for the operation of our business.

To execute on its commitment, the Company draws on the collective experience of its management team with expertise in market research, development, corporate management, market opportunities, product growth, sales, distribution, future growth and economic trends.

The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in this industry.

Our ability to deliver quality services depends on our ability to manage and expand our marketing, operational and distribution systems, recruit additional qualified employees and train, and manage and motivate both current and new employees. Failure to effectively manage our growth would have a material adverse effect on our business.

 RISKS RELATED TO OUR INDUSTRY

Our business is dependent on state laws pertaining to the cannabis industry.

The Federal Controlled Substances Act classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. As of the date of this Memorandum, thirty (30) states and the District of Columbia allow their residents to use medical cannabis, of which nine (9) states and the District of Columbia have legalized the recreational use of cannabis.  While some states have either approved ballot measures or approved legislation to legalize cannabis for adult recreational use, continued expansion of such ‘recreational use’ is not well defined at this time and any continued development of the cannabis industry will be dependent upon continued new legislative authorization of cannabis at the state, and perhaps the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the cannabis industry channel is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(s) within the various states we have business interests in. Any one of these factors could slow or halt use of cannabis, which would negatively impact our business up to possibly causing us to discontinue operations as a whole.

California state law requires that all commercial cannabis businesses, including cultivators, dispensaries, delivery services, extractors, concentrate, edible and topical manufacturers, distributors, and testing laboratories hold a state license in order to operate. Marijuana in California is legal for both medical and recreational use.  However, retailers need separate licenses to sell medical and recreational marijuana, and no assurance can be given that we will obtain such licenses.

CalCannabis Cultivation Licensing, a division of the California Department of Food and Agriculture (CDFA), licenses and regulates commercial cannabis cultivators in California. CalCannabis also manages the state's track-and-trace system, which tracks all commercial cannabis and cannabis products—from cultivation to sale.  Any person or entity who wishes to engage in commercial cannabis cultivation must submit an application package, which includes a completed application form, all required documentation and a non-refundable application fee.

The Bureau of Cannabis Control (Bureau) is the lead agency in regulating commercial cannabis licenses for medical and adult-use cannabis in California. The Bureau is responsible for licensing retailers, distributors, testing labs, and temporary cannabis events.

The Manufactured Cannabis Safety Branch, a division of the California Department of Public Health (CDPH), is responsible for regulating and licensing the manufacturers of cannabis-infused edibles for both medical and nonmedical use.

The first step in obtaining licensing for a cannabis business in California is selecting a location or locations for the business since state licensing requires that a business have approval from the local government where the business is located. The permitting process, fees, and tax rates vary tremendously and local city and county governments can restrict or ban cannabis businesses in their jurisdiction. Every location has different rules on where cannabis businesses can locate, based on zoning, proximity to schools and other sensitive locations, and types of licenses allowed.

We are currently in the process of applying for state and city licenses in the locations in which we plan to operate.  No assurance can be given that we will be successful in receiving such licenses.

Variations in state and local regulation, and enforcement in states that have legalized cannabis, may restrict cannabis-related activities, which may negatively impact our revenues and prospective profits.

Individual state laws do not always conform to the federal standard or to other states laws. A number of states have decriminalized marijuana to varying degrees, other states have created exemptions specifically for medical cannabis, and several have both decriminalization and medical laws. As of the date of this Memorandum, nine (9) states and the District of Columbia have legalized the recreational use of cannabis. Variations exist among states that have legalized, decriminalized, or created medical marijuana exemptions. For example, certain states have limits on the number of marijuana plants that can be homegrown. In most states, the cultivation of marijuana for personal use continues to be prohibited except for those states that allow small-scale cultivation by the individual in possession of medical marijuana needing care or that person’s caregiver. Active enforcement of state laws that prohibit personal cultivation of marijuana may indirectly and adversely affect our business and our revenue and profits.

In November 2016, California voters approved Proposition 64, also known as the Adult Use of Marijuana Act (“AUMA”), in a ballot initiative. Among other things, the AUMA makes it legal for adults over the age of 21 to use marijuana and to possess up to 28.5 grams of marijuana flowers and 8 grams of marijuana concentrates. Individuals are also permitted to grow up to six marijuana plants for personal use. In addition, the AUMA establishes a licensing system for businesses to, among other things, cultivate, process and distribute marijuana products under certain conditions. Many of the provisions of the AUMA became effective on January 1, 2018 and the California Bureau of Cannabis Control enacted regulations to implement the AUMA by that date.

If we are unable to obtain and maintain the permits and licenses required to operate our business in compliance with state and local regulations in California, we may experience negative effects on our business and results of operations

Cannabis remains illegal under federal law, and any change in the enforcement priorities of the federal government could render our current and planned future operations unprofitable or even prohibit such operations.

We operate in the cannabis industry, which is dependent on state laws and regulations pertaining to such industry; however, under federal law, cannabis remains illegal.

The United States federal government regulates drugs through the Federal Controlled Substances Act (the “CSA”), which places controlled substances, including cannabis, on one of five schedules. Cannabis is currently classified as a Schedule I controlled substance, which is viewed as having a high potential for abuse and having no currently accepted medical use in treatment in the United States. This classification makes cannabis use and possession illegal on a national level.  No prescriptions may be written for Schedule I substances, and such substances are subject to production quotas imposed by the United States Drug Enforcement Administration (the “DEA”). Because of this, doctors may not prescribe cannabis for medical use under federal law, although they can recommend its use under the First Amendment.

Despite the development of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the Federal Controlled Substances Act.  The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the Trump Administration will not change the stated policy regarding the low-priority enforcement of federal laws in states where cannabis has been legalized. The Trump administration could introduce a less favorable policy or decide to enforce the federal laws strongly. Any such change in the Federal Government’s enforcement of federal laws could cause significant financial damage to us and our stockholders.

As the possession and use of cannabis is illegal under the federal controlled substances act, us and our customers may be deemed to be aiding and abetting illegal activities through the services that they provide to users. As a result, they may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under federal law, and more specifically the CSA, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but limited to, a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to services providers to participants in the cannabis industry, which could adversely impact us. If the federal government were to change its practices, or were to expend its resources enforcing existing federal laws on such providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products up to and including a complete interruption of our business.

It is possible that additional Federal or State legislation could be enacted in the future that would prohibit our clients from selling or providing services related to cannabis, and if such legislation were enacted, such clients may discontinue the use of our services, and our potential source of customers would be reduced causing revenues to decline.  Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to us. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Cannabis continues to be a Controlled Substance under the United States Federal Controlled Substances Act and our business may result in federal civil or criminal prosecution.

The Company will be directly engaged in the medical and adult-use cannabis industry in the U.S. where local state law permits such activities however all such activities remain illegal under federal law in the U.S. Investors are cautioned that in the U.S., cannabis is highly regulated at the state level. To our knowledge, there are to date a total of 30 states, the District of Columbia, Puerto Rico and Guam that have legalized medical cannabis in some form, including California, although not all states have fully implemented their legalization programs. Nine states and the District of Columbia have legalized cannabis for adult use. Fifteen additional states have legalized high-CBD, low THC oils for a limited class of patients. Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule I controlled substance under the Controlled Substances Act (codified in 21 U.S.C.A. Section 812). Under United States federal law, a Schedule I drug is considered to have a high potential for abuse, no accepted medical use in the United States, and a lack of accepted safety for the use of the substance under medical supervision. Federal law prohibits commercial production and sale of all Schedule I controlled substances, and as such, cannabis-related activities, including without limitation, the importation, cultivation, manufacture, distribution, sale and possession of cannabis remain illegal under U.S. federal law. It is also illegal to aid or abet such activities or to conspire or attempt to engage in such activities. Strict compliance with state and local laws with respect to cannabis may neither absolve the Company of liability under U.S. federal law, nor provide a defense to any federal proceeding brought against the Company. An investor’s contribution to and involvement in such activities may result in federal civil and/or criminal prosecution, including, but not limited to, forfeiture of his, her or its entire investment, fines and/or imprisonment.

An appropriations rider contained in the fiscal year 2015, 2016, 2017, and 2018 Consolidated Appropriations Acts provides budgetary constraints on the federal government’s ability to interfere with the implementation of state-based medical cannabis laws. The Ninth Circuit Court of Appeals and other courts have interpreted the language to mean that the DOJ cannot expend funds to prosecute state-law-abiding medical cannabis operators complying strictly with state medical cannabis laws. The Amendment prohibits the federal government from using congressionally appropriated funds to prevent states from implementing their own medical cannabis laws. The Amendment remains in effect through September 30, the end of the 2018 fiscal year, at which point Congress needs to decide whether to approve its extension. As of the date of this Amendment, the Amendment has not yet been re-approved. Continued reauthorization of the Amendment is predicated on future political developments and cannot be guaranteed. If the Amendment expires, federal prosecutors could prosecute even state-compliant medical cannabis operators for conduct within the five-year statute of limitations. The Amendment does not protection to state legal adult-use cannabis businesses and the DOJ may spend funds to prosecute persons that are operating in accordance with state adult use cannabis laws.

Violations of any federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges and penalties, including, but not limited to, disgorgement of profits, cessation of business activities, divestiture, or prison time. This could have a material adverse effect on the Company, including its reputation and ability to conduct business, its holding (directly or indirectly) of medical and adult-use cannabis licenses in the U.S., the listing of its securities on the CSE, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult for the Company to estimate the time or resources that would be needed for the investigation or defense of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial

We are subject to certain tax risks and treatments that could negatively impact our results of operations.

Section 280E of the Internal Revenue Code, as amended, prohibits businesses from deducting certain expenses associated with trafficking controlled substances (within the meaning of Schedule I and II of the Controlled Substances Act). The IRS has invoked Section 280E in tax audits against various cannabis businesses in the U.S. that are permitted under applicable state laws. Although the IRS issued a clarification allowing the deduction of certain expenses, the scope of such items is interpreted very narrowly and the bulk of operating costs and general administrative costs are not permitted to be deducted. While there are currently several pending cases before various administrative and federal courts challenging these restrictions, there is no guarantee that these courts will issue an interpretation of Section 280E favorable to cannabis businesses.

RISKS RELATING TO OWNERSHIP OF OUR SECURITIES

Shares eligible for future sale may adversely affect the market.

From time to time, certain of the Company’s stockholders may be eligible to sell all or some of their shares of Common Stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act, subject to certain limitations. Any substantial sale of the Company’s Common Stock pursuant to Rule 144 or pursuant to any resale prospectus (including sales by holders of Conversion Shares) may have a material adverse effect on the market price of the Common Stock.

You may be diluted if we issue additional equity securities or securities convertible into equity securities.

From time to time, we may issue additional equity securities or securities convertible into equity securities of the Company.  There can be no assurance that the pricing of any such additional securities will not be lower than the price at which you purchased your securities in the open market in the future, if any exists.  If and when the Company issues additional securities, it is possible that your interest in the Company will be diluted further.

There is no active public trading market for our Common Stock and we cannot assure you that an active trading market will develop in the near future.

Our Common Stock is quoted under the symbol “NBGV” in the over-the-counter markets, including the OTCQB Tier of the OTC Markets Group, Inc.; however, it is not listed on any stock exchange and there is currently very limited trading in our securities. We cannot assure you that an active trading market for our Common Stock will develop in the future due to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. There may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our Common Stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

Our share price could be volatile and our trading volume may fluctuate substantially.

The market price of our Common Stock may experience volatility. Many factors could have a significant impact on the future price of our Common Stock including:

•	our failure to successfully implement our business objectives;
•	compliance with ongoing regulatory requirements;
•	market acceptance of our products;
•	technological innovations, new commercial products or drug discovery efforts and clinical activities by us or our competitors;
•	changes in government regulations;
•	general economic conditions and other external factors;
•	actual or anticipated fluctuations in our quarterly financial and operating results;
•	the degree of trading liquidity in our Common Stock; and
•	our ability to meet the minimum standards required for remaining listed on the OTC Markets.

These factors also include ones beyond our control such as market conditions within our industry and changes in the cannabis industry. In addition, in recent years, the stock market has experienced significant price and volume fluctuations. The stock market, and in particular the market for cannabis company stocks, has also experienced significant decreases in value in the past. This volatility and valuation decline has affected the market prices of securities issued by many companies; often for reasons unrelated to their operating performance, and might adversely affect the price of our Common Stock.

We have established Preferred Stock which can be designated by the Company’s Board of Directors without stockholder approval.

The Company has authorized 400,000 shares of Preferred Stock, of which none are issued and outstanding. The shares of series of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by us may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Our Certificate of Incorporation provides our directors with limited liability.

Our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (the “DGCL”) or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the DGCL contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

We also are subject to the anti-takeover provisions of the DGCL, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Delaware company.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2017 and concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2017. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (1) lack of sufficient personnel commensurate with the Company’s reporting requirements; (2) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (3) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Our directors, officers and principal stockholders have significant voting power and may take actions that may not be in the best interests of our other stockholders.

Our officers, directors and principal stockholders collectively beneficially own approximately 75.2% of our outstanding Common Stock. As a result, these stockholders, if they act together, will be able to control the management and affairs of our company and most matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our Common Stock. This concentration of ownership may not be in the best interests of our other stockholders.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our Common Stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our Common Stock.

IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS AMENDMENT, READERS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis should be read in conjunction with the historical financial statements and the related notes thereto contained in this report. The management’s discussion and analysis contains forward-looking statements, such as statements of our plans, objectives, expectations and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors” in this Report that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. The Company’s actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this report.

NewBridge Global Ventures, Inc., a Delaware Corporation (the “Company”) was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange dated October 8, 2015 by and among NABUFIT Global and NABUFIT Denmark, pursuant to which NABUFIT Global acquired from the stockholders of NABUFIT Denmark all of the issued and outstanding equity interests of NABUFIT Denmark. Effective August 30, 2017, the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) whereby it sold all of the interest held in its operating subsidiaries NABUFIT Denmark, NABUFIT China, and NABUFIT IP and consequently ceased its prior operations.

On October 19, 2017, the Company’s stockholders approved an amendment to the Company’s Certificate of Incorporation effecting a change of the Company’s name from Nabufit Global, Inc. to NewBridge Global Ventures, Inc. to more accurately reflect its business objectives.  The name change was effective as of December 12, 2017 and the Company’s new symbol is “NBGV”. On February 14, 2018, the Company elected to form Elevated Education, Inc. (“Elevated”) as a Delaware corporation and wholly-owned subsidiary of the Company.  On February 19, 2018, the Company entered into an Asset Purchase Agreement with Elevated Portfolio Holdings, LLC (“Elevated Portfolio”), whereby Elevated agreed to purchase the assets of Elevated Portfolio and assume its business operations.

On July 14, 2018, the Company acquired the following equity interests in an effort to expand its operations in the legal cannabis industry: 725 E 11th, LLC, a California limited liability company; Mad Creek Farm, LLC, a California limited liability company; Timothy Lane, LLC, a California limited liability company; 5Leaf, LLC, a California limited liability company; GLML, LLC, a California limited liability company and Roots Nursery, Inc., a California corporation (the “Acquired Entities ”) to acquire all of the issued and outstanding membership interests and capital stock of the Acquired Entities (the “Acquired Interests”) from the equity holders of those companies (the “Sellers”) in exchange for an aggregate of 31,000,000 shares of the Company’s common stock (the “Share Exchange”).  The closing of the Share Exchange took place on July 14, 2018.  Upon the closing of the Share Exchange, the Company became the sole owner of the Acquired Entities and, immediately following the Share Exchange, the Sellers owned approximately 76% of the issued and outstanding shares of the Company’s common stock immediately thereafter.  Pursuant to the Share Exchange Agreements, the shares of the Company’s common stock issued to the Sellers are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Share Exchange.

On September 12, 2018, Company provided Roots notice of termination of the Roots Agreement pursuant to Section 10.01 of the Roots Nursery, Inc. Share Exchange and Purchase Agreement (the “Termination Agreement”), effective immediately.  Pursuant to the Termination Agreement, the Company cancelled a total of 9,850,000 shares of Common Stock issued in connection with the Share Exchange and Purchase Agreement.

On September 12, 2018, the Company entered into a Share Exchange and Purchase Agreement (the 10th “Purchase Agreement”) with East 10th Street LLC, a California limited liability company (“East 10th”), pursuant to which the Company acquired all of the issued and outstanding membership interests of East 10th from its sole member, Sam Mac, a Director of the Company, in exchange for 2,925,000 shares of Common Stock (the “Shares”).  East 10th owns certain real property located in Oakland, California.  Pursuant to the 10th Purchase Agreement, the Shares are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Purchase Agreement.

Also on September 12, 2018, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Eric Tran, a Director of the Company “Tran”), pursuant to which the Company acquired certain assets, including all of the rights to certain trademarks, logos, business operating procedures, marketing material and plans, and other intellectual property (the “Tran Assets”).  In consideration of the Tran Assets, the Company issued to Tran a total of 6,925,000 shares of the Company’s common stock.  Pursuant to the Asset Purchase Agreement, the shares of the Company’s common stock issued to Tran are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Asset Purchase Agreement.

The following discussion highlights The Acquired Entities’s results of operations and the principal factors that have affected our financial condition as well as our liquidity and capital resources for the periods described, and provides information that management believes is relevant for an assessment and understanding of the statements of financial condition and results of operations presented herein. The following discussion and analysis are based on The Acquired Entities’s audited financial statements contained in this Report, which we have prepared in accordance with United States generally accepted accounting principles. You should read the discussion and analysis together with such financial statements and the related notes thereto.

Basis of Presentation

The audited financial statements of the Company for the years ended December 31, 2017 and 2016, contained herein, include a summary of our significant accounting policies and should be read in conjunction with the discussion below.

Company Overview

We are a vertically integrated holding company.  Through our wholly-owned subsidiaries, we are currently positioning ourselves to cultivate, manufacture, and distribute medical and recreational cannabis in California.

Our Wholly-Owned Operating Subsidiaries

Roots of Caly, LLC, a California limited liability company (“Roots”), is building-out a 6,000 square-foot state-of-the-art facility on Company-owned property located in the “green zone” of Oakland, California.  Once operational, Roots will have the capacity to produce more than 65,000 clones each month.   A well-known industry brand, Roots expects to produce clones from mother plants, supplying high-quality genetics to our own cultivation operations and other cultivators located throughout California.

The Bay Clonery, LLC, a California limited liability company (“The Bay Clonery”), is building-out 5,000 square feet of a 11,500 square-foot warehouse and an additional 16 clean rooms for clone storage all located on 1.41-acre Company-owned property located in Santa Rosa, California.  The Company anticipates that The Bay Clonery will operate as an indoor nursery and tissue culture lab, which will have the capacity to produce and sell more than 100,000 clones per month.  By preserving genetics of proprietary cannabis strains, The Bay Clonery plans to collaborate with breeders and seed banks to archive a genetic library. This will allow us to test the genetic makeup of various strains that show promise. By identifying strains that show higher percentages of specific compounds, we believe we can produce new products that may prove of significant potential for the medical community.

5Leaf, LLC, a California limited liability company (“5Leaf”), is positioning itself to be a leading cannabis and industrial hemp processor and manufacturer of Full Spectrum Oils (“FSO”), distillate and isolate for local craft cannabis cultivators and other health and wellness brands.  5Leaf plans to operate in two separate facilities, both of which are currently under construction.  One facility is a 10,500 square-foot, Company-owned, extraction facility in Oakland, California.  5Leaf will also utilize an additional 6,500 square-feet of the 11,500 square-foot, Company-owned facility located on a 1.41-acre property in Santa Rosa, California with The Bay Clonery.  Upon completion, 5Leaf expects to have the capacity to process more than 2,000 lbs. of biomass per day yielding an estimated 200 lbs. of FSO.

Genus Management Group, LLC (formerly GLML, LLC), a California limited liability company (“Genus”), is an Oakland-based services company that is integral in the operations of 5Leaf, Roots, and The Bay Clonery.  With over 45 years of collective experience building successful and compliant California cannabis companies, it is uniquely positioned to provide consulting services to cultivators, processors, and retail brands. Its services include compliance, licensing, permitting, budgeting, brand/product development, and business development.

Green Thumb Distributors, Inc., a California corporation (“Green Thumb”), intends to become a licensed distribution company in the State of California.  However, there can be no assurance that Green Thumb will be issued such license.  Upon approval of its license application, Green Thumb intends to package, label, and distribute various products to cultivators, manufacturers and retailers throughout California requiring third-party distribution services. The Company is currently leasing a 5,000 square-foot facility located in the “green zone” of Oakland, California.

Elevated Education, Inc, a Delaware corporation (“Elevated Education”). By educating physicians, clinicians, healthcare insurers, public servants, educators and cannabis industry professionals on proper, safe and effective applications for medical cannabis, Elevated Education empowers practitioners, through online educational modules, with the competence and confidence to educate their patients and students with healthier, more-effective treatments using CBD, hemp and cannabis derivatives

NewBridge Global Ventures, Inc. Wholly-Owned Real Estate Holding Companies:

Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”), is a real estate holding company that owns a 27-acre farm consisting of two parcels of land (+/- 5 and 22-acre tracts), where the Company intends to grow world-renowned, Emerald Triangle, California cannabis.  We anticipate being able to construct two state-of-the-art greenhouse facilities totaling 15,000 square feet.  As of the date of this Amendment, our Mad Creek property is subject to an outstanding mortgage debt obligation of approximately $355,000.

East 10th Street, LLC, a California limited liability company (“East 10th St.”), is a real estate holding company which owns 6,000 square feet of commercial warehouse space in the “Green Zone” of Oakland, California.  When buildout is completed, East 10th Street will be a state-of-the-art indoor cultivation facility and home to Roots.  As of the date of this Amendment, our East 10th St. property is subject to an outstanding mortgage debt obligation of approximately $393,000.

725 East 11th St., LLC, a California limited liability company (“East 11th St.”), is a real estate holding company which owns a commercial warehouse consisting of 10,500 square feet located in the “Green Zone” in Oakland, California. When build-out is completed, this location will be the home of 5Leaf.

Timothy Lane, LLC, a California limited liability company (“Timothy”), is a real estate holding company which owns an 11,500 square foot warehouse and 16 clean rooms for clone storage located on a 1.41-acre property in Santa Rosa, California. This will be the home to both 5Leaf and Bay Clonery.

Components of Statements of Operations

Operating Expenses

Selling, General and Administrative. Our selling, general and administrative expenses consist primarily of development costs, salaries, professional fees, insurance, rent and utilities. We expect selling, general and administrative expenses to increase in absolute dollars following the consummation of the Share Exchange due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

 Results of Operations

The following tables set forth the combined results of operations for the Acquired Entities for the six months ended June 30, 2018 and 2017 and for the years ended December 31, 2017 and 2016:

MAD CREEK FARM, LLC
725 E 11TH STREET, LLC
5 LEAF, LLC
GENUS MANAGEMENT GROUP, LLC
TIMOTHY LANE, LLC
COMBINED CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Six Months		For the Years Ended
	Ended June 30,		December 31,
	2018	2017	2017	2016

Rental Income	$7,200	$7,200	$29,200	$7,200

Operating Expenses:
Selling, general and administrative	164,399	10,066	96,728	19,323
Total Operating Expenses	164,399	10,066	96,728	19,323

Loss from Operations	(157,199)	(2,866)	(67,528)	(12,123)

Other Income (Expense)
Interest expense	(8,781)	(6,649)	(13,298)	(11,697)
Total Other Income (Expense)	(8,781)	(6,649)	(13,298)	(11,697)

Net loss	$(165,980)	$(9,515)	$(80,826)	$(23,820)

Operating Expenses. Operating expenses were $164,399 and $10,066 for the six months ended June 30, 2018 and 2017 and $96,728 and $19,323 for the years ended December 31, 2017 and 2016, respectively.  Operating expenses consisted mainly of professional fees related to the formation and initial growth of the companies.  The increase in operating expenses in the last six months of 2017 and the first six months of 2018 are related to the addition of 11th Street in 2017 and then the other entities in 2018.  Prior operating expenses were only related to Mad Creek.

Interest Expense. Interest expense was $8,781 and $6,649 for the six months ended June 30, 2018 and 2017 and $13,298 and $11,697 for the years ended December 31, 2017 and 2016, respectively.

Liquidity and Capital Resources

For the six months ended June 30, 2018 and 2017 and for the years ended December 31, 2017 and 2016, the Acquired Entities’ incurred a net loss of $165,980, $9,515, $80,826 and $23,820, respectively.

At June 30, 2018, the Acquired Entities had cash and cash equivalents of $7,207.  To date, we have financed our operations principally through capital contributions and related party payments made on behalf of the acquired entities.

We could potentially use our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

The following table summarizes our cash flows for the periods presented:

MAD CREEK FARM, LLC
725 E 11TH STREET, LLC
5 LEAF, LLC
GENUS MANAGEMENT GROUP, LLC
TIMOTHY LANE, LLC
COMBINED CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months		For the Years Ended
	Ended June 30,		December 31,
	2018	2017	2017	2016
Cash Flows From Operating Activities
Net loss	$(165,980)	$(9,515)	$(80,826)	$(23,820)
Adjustments to reconcile net loss to net cash used in operating activities:
Operating expenses and interest paid through member contributions	69,088	3,617	53,030	12,024
Depreciation	31,999	5,898	27,796	11,796
Changes in operating assets and liabilities:
Related party payables	72,100	-	-	-
Net Cash Provided by Operating Activities	7,207	-	-	-

Net Increase in Cash	7,207	-	-	-
Cash at Beginning of Period	-	-	-	-
Cash at End of Period	$7,207	$-	$-	$-

Noncash Investing and Financing Information:
Payments on note payable through member contributions	$6,332	$6,031	$12,210	$16,307
Operating expenses paid through member contributions	60,307	3,616	39,732	327
Purchase of property and equipment through member
contributions	-	-	1,800,000	-
Purchase of property and equipment through related
party payables	117,142	-	-	-
Interest paid through member contributions	8,781	-	13,298	11,697

Off Balance Sheet Arrangements

As of June 30, 2018, we had no off-balance sheet arrangements. We are not aware of any material transactions that are not disclosed in our consolidated financial statements.

Revenue Recognition

The Company adopted Topic 606 Revenue from Contracts with Customers with a date of initial application of January 1, 2018.  Since the Company had no revenue prior to 2018, the adoption of this standard had no effect on prior periods.  The Company generates revenue through consulting arrangements, and in the future from manufacturing services, producing and selling products.  The revenue will be recognized at the point in time that the services are performed and products are sold and delivered to the customer.  This policy will be modified if necessary as the Company grows and develops multiple revenue sources. The company had rental income prior to the recent quarter.  The rental income was recognized monthly when earned and collection reasonably assured.

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.  Significant estimates include the VAT receivable.

Critical Accounting Policies and Estimates

We believe that assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

JOBS Act Accounting Election

We are an “emerging growth company” within the meaning of the JOBS Act. Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. Thus, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each such standard will have. There are no recently issued accounting standards that we believe will have an impact on our financial statements.

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PROPERTIES

The Company owns and leases the following properties through various real estate holding subsidiaries:

Mad Creek Farm, LLC, a California limited liability company (“Mad Creek”), is a real estate holding company that owns a 27-acre farm consisting of two parcels of land (+/- 5 and 22-acre tracts), where the Company intends to grow world-renowned, Emerald Triangle, California cannabis.  We anticipate being able to construct two state-of-the-art greenhouse facilities totaling 15,000 square feet.  As of the date of this Amendment, our Mad Creek property is subject to an outstanding mortgage debt obligation of approximately $355,000.

East 10th Street, LLC, a California limited liability company (“East 10th St.”), is a real estate holding company which owns 6,000 square feet of commercial warehouse space in the “Green Zone” of Oakland, California.  When buildout is completed, East 10th Street will be a state-of-the-art indoor cultivation facility and home to Roots.  As of the date of this Amendment, our East 10th St. property is subject to an outstanding mortgage debt obligation of approximately $393,000.

725 East 11th St., LLC, a California limited liability company (“East 11th St.”), is a real estate holding company which owns a commercial warehouse consisting of 10,500 square feet located in the “Green Zone” in Oakland, California. When build-out is completed, this location will be the home of 5Leaf.

Timothy Lane, LLC, a California limited liability company (“Timothy”), is a real estate holding company which owns an 11,500 square foot warehouse and 16 clean rooms for clone storage located on a 1.41-acre property in Santa Rosa, California. This will be the home to both 5Leaf and Bay Clonery.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our Common Stock beneficially owned by the following persons or groups as of the date of this Amendment.  The table includes (i) each person that will be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each person that will be an executive officer and director and (iii) all persons that will be executive officers and directors as a group.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In determining the percentages, the following table assumes 57,116,055 shares of our common stock are issued and outstanding as of January 2, 2019.

Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name, subject to community property laws, where applicable. Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares which the stockholder has the right to acquire within 60 days of January 2, 2019, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.  The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.

Name and Address (1)	Common Stock Owned	Percentage of Beneficial Ownership
Robert Bench (2)	1,029,570	1.77%
Ole Sigetty (3)	119,676	*
J. Martin Tate	32,258	*
Sam Mac	11,470,000	20.08%
Ellen Gee	7,750,000	13.57%
Eric Tran	9,920,000	17.37%
All current directors and executive officers as a group (6 persons)	30,321,504	52.09%
Go Fund, LLC (4)	11,900,000	20.84%

*	Denotes less than 1.0%
(1)	Unless otherwise provided, the address is c/o NewBridge Global Ventures, Inc., 2545 Santa Clara Avenue, Alameda, CA 94501.
(2)

Represents: (i) 298 shares of common stock held in the name of Vector Capital, LLC, an entity controlled by Mr. Bench, our Chief Financial Officer; and (ii) options to purchase 1,000,000 shares of commons stock, par value $0.0001 per share, at an exercise price of $0.25 per share that are exercisable within sixty (60) days granted to Mr. Bench as an incentive bonus for his services.

(3)

Represents: (i) options to purchase 100,000 shares of common stock, par value $0.0001 per share, at an exercise price of $0.25 per share that are exercisable within 60 days granted to Mr. Siggety for his services; and (ii) 2,222 shares owned by FPP ApS, an entity owned and controlled by Mr. Sigetty.

(4)

Represents: (i) 10,800,000 shares issued pursuant to certain consulting agreements by and between Go Fund, LLC and the Company; and (ii) 1,100,000 shares held in the name of Stephanie Lee, Lance Dalton’s wife.  Lance Dalton and Stephanie Lee are each Managing Members of Go Fund, LLC, and thus each hold shared voting and dispositive power over such shares.  Lance Dalton disclaims beneficial ownership of the shares held in his wife’s name.  Stephanie Lee holds sole voting and dispositive power over the shares held in her name individually.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of the Company.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

 The following table sets forth certain information for our executive officers and our directors:

Name	Age	Positions(s)	Date of Appointment
Robert Bench	69	Interim President and Chief Financial Officer	October 5, 2018 and October 17, 2007, respectively
Sam Mac	53	Chief Operating Officer, Director	July 14, 2018
J. Martin Tate	46	Secretary	February 2018
Ellen Gee	57	Director	July 14, 2018
Eric Tran	43	Director	July 14, 2018
Ole Sigetty	58	Director	November 5, 2015

Our Board of Directors is comprised of only one class. All of our directors serve for a term of one year and until their successors are elected at the Company’s annual stockholders’ meeting and are qualified, subject to removal by the Company’s stockholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Our Board of Directors believes that its members encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our directors and Officer includes each director and officer’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Robert K. Bench, Interim President and Chief Financial Officer – Mr. Bench currently serves as our Interim President, and has served as our Chief Financial Officer since October 2007.  He served as a member of our Board of Directors from December 2007 until 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”).  From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software, a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Sam Mac, Chief Operating Officer and Director – Mr. Mac has over 20 years in the cannabis industry, with 23 build-outs ranging from 2,000 square feet to over 15,000 square feet.  He was the co-founder of D&S Garden Supplies, which he formed in 2005, and supervised its growth from 1,500 square foot storefront to a 20,000 square foot super store and warehouse. Mr. Mac’s focused areas of expertise include, Zoning and Code Regulations, Construction, Building and Architectural Design, Irrigation, Security Systems, Ventilation/HVAC and CO2 systems, Electrical Capacity, Dispensary, Hydroponic Suppliers, Mechanical, Plumbing Regulations, Fire and Safety, Licensing and Permits. Sam holds a Bachelor of Science Degree with a major in electronics from Heald College and speaks fluent Cantonese and Mandarin.

J. Martin Tate, Secretary – Mr. Tate has served as the Company’s Secretary since February 2018.  Mr. Tate is a Partner at the law firm of Carman Lehnhof Israelsen, LLP and has served in such capacity since May 2009.  Mr. Tate obtained his juris doctorate from the University of Georgia in 1999 and earned a bachelor’s degree from the University of Utah in 1996.

Ellen Gee, Senior Vice President and Director – Ms. Gee has over 20 years of experience in corporate finance, management and real estate acquisition. Ms. Gee was co-founder of several of the Acquired Entities; 5Leaf, LLC and GLML, LLC in Oakland, California, as well as co-founder of the acquired real estate holding companies.  She currently serves as Manager of Genus and Controller of our subsidiaries, Mad Creek, Roots, Green Thumb, and The Bay Clonery.  Ms. Gee has a deep understanding of the California cannabis industry including local, state, regulations and licensing.  She currently performs budgeting and forecasting functions, as well as property analysis, for all of our Oakland cannabis operations.  In November 1991, Ms. Gee established Incentive Plus International Travel and continues to serve as its President and CEO.  Ms. Gee served as special aide to Mayor Jerry Brown of Oakland, current governor of California. During her professional career, she served as financial advisor to Hill Glazier Architects and EF Education in Sweden. Ms. Gee attended San Francisco State University where she received a Bachelor of Science in Finance. Ms. Gee also received a Master of Science in Taxation at Golden Gate University in San Francisco, California.

Eric Tran, Senior Vice President of Operations and Director – Mr. Tran serves as President of our operating subsidiaries, Genus, Mad Creek, Roots, Green Thumb and The Bay Clonery. He has over 25 years’ experience in the cannabis industry including breeding, cloning, cultivation and facility buildout. Eric has overseen the buildout and management of over 50 facilities ranging in size from 1,000 to 100,000 square feet. In 2005, he co-founded D&S Garden Supplies, and supervised its growth from a 1,500 square foot storefront to a 20,000 square foot super store and warehouse.  From July 2015 to July 2018, Mr. Tran founded Roots Nursery, non-profit collective, where he served as President and CEO.  This operation was discontinued in July 2018.  From April 2010 to June 2015, he was a self-employed as a consultant to the California local and state cannabis industry.

Ole Sigetty, Director – Mr. Sigetty is an experienced professional with more than 30 years as an attorney-at-law in Denmark.  Mr. Sigetty is admitted to the Supreme Court of Denmark where he appears regularly.  Mr. Sigetty is a senior partner of the Law Firm Németh & Sigetty A/S, Copenhagen, Denmark, which he has been since 2002.  During his professional work, Mr. Sigetty has practiced business law and litigation with a focus on M&A transactions, contract law, and public listings.  Mr. Sigetty has served on several boards as both director and chairman including the position of chairman of the board of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange in the period 2004-2009, director and chairman of the board Norwegian listed entertainment company, Gaming Innovation Group Inc., in the period 2012-2013, director and chairman of the board of International Food Science Center A/S and a director of MMC Optical A/S, and a director of Seven Seas Clothing Co. A/S.  Mr. Sigetty holds a Master of Arts in Journalism and Public Affairs from the American University in Washington D.C.

Terms of Office

The Company’s directors are appointed to serve a one-year term and to hold office until the next annual general meeting of the Company’s stockholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Delaware General Corporation Law. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

The Company’s officers will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

Employment and Consulting Agreements

Mr. Robert K. Bench. On June 11, 2018, the Board of Directors approved an executive employment agreement, effective as of July 1, 2018, for the Company’s Chief Financial Officer, Mr. Bench.   Pursuant to the agreement, Mr. Bench has agreed to serve as the Company’s Chief Financial Officer for a minimum of two days per week.  In consideration for his services, Mr. Bench is entitled to receive an annual base salary of $108,000, with an annual bonus equal to 100% of his annual base salary.  The agreement further provides for the payment of severance under certain conditions.  If the Company terminates his employment other than for “cause” or if Mr. Bench terminates his employment for “Good Reason,” Mr. Bench is entitled to a severance payment equal to twelve (12) months of annual base salary plus 50% of his target bonus, paid in a single lump sum cash payment on or before the sixtieth (60th) day following his termination date, subject to Mr. Bench’s execution of a general release and waiver of claims against the Company.

The Company does not currently have agreements with any other executive, employee or director of the Company for his or her services; however, the Company anticipates entering into such agreements in the future.  Each of Sam Mac, Ellen Gee and Eric Tran are entitled to a monthly fee of $10,000 for their services to the Company.  The Company’s Secretary, J. Martin Tate bills his time incurred for performing his duties as Secretary on behalf of the Company in accordance with his customary billing practices from his law practice.

Dr. John A. MacKay.  On October 17, 2018, the Board of Directors appointed Dr. John A. MacKay to serve as President of Elevated Education, Inc. and of 5Leaf, LLC.   Prior to his appointment, Dr. MacKay has served as a consultant of the Company through Synergistic Technologies Associates, LLC since August 1, 2018.  Dr. MacKay will not be an executive officer of the Company, but will act as President of our Elevated Education, Inc. and 5Leaf, LLC subsidiaries.  In connection with his appointments, Dr. MacKay entered into employment agreements with each subsidiary.  The employment agreement with Elevated provides that Dr. MacKay will receive a salary of $3,000 per month. The term of the agreement is from October 22, 2018 until December 31, 2018 subject to extension as mutually agreed upon by the parties. The employment agreement with Elevated also provides that Dr. MacKay will receive options to purchase an aggregate of 10% of the capital stock of Elevated vesting over a three-year period.  The Employment Agreement with 5Leaf provides for a salary of $10,000 per month. The term of the agreement is from October 22, 2018 until December 31, 2018 subject to extension as mutually agreed upon by the parties. The employment agreement with 5Leaf also provides that Dr. MacKay will receive options to purchase membership interests equal to an aggregate of 3% of 5Leaf’s outstanding membership interests vesting over a three-year period.  In connection with both employment agreements, Dr. MacKay entered into a confidentiality invention assignment and non-competition agreement.

Dr. MacKay is currently editor and contributing journalist of Extraction Magazine, a cannabis extraction publication, and Terpenes and Testing Magazine, a publication serving the cannabis industry in the cannabis news and science on horticulture, extraction and testing labs.  He currently serves as Chief Executive Officer of Synergistic Technologies Associates, LLC, a cannabis consulting firm he founded in March 2017.  He also serves as the Educator Assistant Professor on the Volunteer Pathway, Department of Pharmacology at The Robert Larner, MD, College of Medicine at the University of Vermont.   From 1994 to 2017, Dr. MacKay served in various capacities with Waters Corporation, an analytical laboratory instrument manufacturing company, most recently as Senior Director, Strategic Technologies Marketing Manager.  While recently he is widely recognized as scientific expert in sub and supercritical fluid for extraction and chromatography in the botanical space, he is bringing the synergy from what were disparate technologies together to optimize workflow.  Dr. MacKay earned his B.A. in Chemistry from St. Lawrence University and his Ph.D. from the University of Vermont in Inorganic Chemistry focused on the synthesis of cancer fighting compounds.  His career has included many roles in innovative product development.

Director Independence

Our Board of Directors currently consists of four members, of which only one qualifies as “independent.” We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the Board of Directors be “independent.”

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us.

Family Relationships

Three of our directors, Sam Mac, Eric Tran and Ellen Gee, have had personal and business relationships for over 20 years.  Sam Mac’s wife is the sister of Lance Dalton’s wife; Mr. Dalton is a consultant and more than 10% holder of the Company.  Except as set forth herein, there are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Meetings and Committees of the Board

Our Board of Directors has a standing Audit Committee, consisting of Ole Sigetty and Ellen Gee. We also have a Compensation Committee consisting of Ellen Gee and Sam Mac. To date, our Board of Directors has not established a, Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Nominating or Governance Committee.

Nominations to the Board of Directors

Our Board of Directors takes a critical role in guiding our strategic direction and oversees the management of the Company. Candidates to the Board of Directors are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the stockholders, diversity, and personal integrity and judgment. While we seek a diversity of experience, viewpoints and backgrounds on our Board of Directors, we have not established a formal policy regarding diversity in identifying directors.

 Leadership Structure and Role on Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board of Directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Board of Directors is responsible for monitoring and assessing strategic risk exposure and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements.

Mr. Robert Bench serves as the Company’s Interim President and Chief Financial Officer. Mr. Bench is designated as the Company’s Principal Executive Officer and Principal Financial Officer. We determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. Our Board of Directors evaluates the Company’s leadership structure and modifies such structure as appropriate based on the size, resources, and operations of the Company.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.newbridgegv.com. We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website. The reference to our web address does not constitute incorporation by reference of the information contained at or available through our website.

Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Compensation of Directors

The Company adopted a compensation plan for its non-management Board members. Compensation includes cash and non-cash components.  The cash component is based on attendance at Board meetings in accordance with the following table:

	Quarterly	Face to Face Mtg.	Telephonic Mtg.
Board Chairman	$4,000	$1,500	$750
Board Member	$3,000	$1,000	$500
Committee Chair		$500	$250
Committee Member		$400	$200

In addition, non-management Board members receive stock option grants from time to time with the minimum set forth in the following table:

	Upon Election (1)	Annual Refresh (2)
Board Chairman	40,000 options	7,000 options
Board Member	30,000 options	6,000 options

(1)	One time grant at time of election or reappointment to the board. Options to be priced at the 5-day volume weighted average price (“VWAP”) prior to the date of election.

(2)	Shares to be granted each year when the board member is re-elected at the Company’s annual shareholder meeting. Options will be priced at the 5-day VWAP prior to the date of shareholder meeting.

Director Compensation

In connection with their service as directors of the Company prior to the Share Exchange, director Ole Sigetty was issued 30,000 shares of common stock in lieu of compensation during the year ended December 31, 2017 and December 31, 2016, respectively.   Notwithstanding the compensation plan set forth above, no other stock grants, options or fees were paid to any Company Director during the years ended December 31, 2017 or December 31, 2016 except as set forth in this paragraph.

There was no compensation awarded to, earned by or paid to Acquired Entities’ non-employee directors during the years ended December 31, 2017 or December 31, 2016

Involvement in Certain Legal Proceedings

None of our directors or executive officers has been involved in any of the following events during the past 10 years:

•	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; or

•

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

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EXECUTIVE COMPENSATION

During the years ended December 31, 2017 and December 31, 2016, the Acquired Entities did not pay any compensation to Ellen Gee, Eric Tran and Sam Mac. No executive officers received total annual compensation in excess of $100,000.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

SEC rules require us to disclose any transaction or currently proposed transaction in which the Company is a participant and in which any related person has or will have a direct or indirect material interest involving the lesser of $120,000 or 1% of the average of the Company’s total assets as of the end of last two completed fiscal years. A related person is any executive officer, director, nominee for director, or holder of 5% or more of the Company’s Common Stock, or an immediate family member of any of those persons. The descriptions set forth above under the captions “The Share Exchange and Related Transactions—Exchange Agreement,” “—2008 Stock Option and Incentive Plan,” “—Lock-up Agreements and Other Restrictions” and “Executive Compensation—Employment and Related Agreements” and “—Director Compensation” and below under “Description of Securities—Options” are incorporated herein by reference.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our fiscal year ended December 31, 2017 and the period ended September 30, 2018, or currently proposed transaction, in which our Company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2017, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On July 12, 2018, the Company entered into a Consulting Services Agreement (“Agreement”) with Go Fund, LLC (the “Consultant”), which is wholly-owned by Lance Dalton and his wife. Under the terms of the Agreement, the Consultant will assist the Company in identifying acquisitions and growth opportunities, assist the Company with financing its capital needs, and assist the Company with its investor relations. The Company will pay a monthly consulting fee of $10,000 for the one-year term and grant the Consultant options to acquire 10,000,000 shares of the Company’s Common Stock at an exercise price of $0.0001 per share.  Under the terms of the Agreement, the shares were to vest upon the meeting of certain value creating milestones which were all met as required.  On July 29, 2018, Go Fund LLC exercised the options and the Company issued 10,000,000 shares for $1,000.

On July 14, 2018, the Company entered into certain Share Exchange and Purchase Agreements (the "Share Exchange Agreements"), with the members and shareholders (“Sellers”) of the following companies: 725 E 11th, LLC, a California limited liability company; Mad Creek Farm, LLC, a California limited liability company; Timothy Lane, LLC, a California limited liability company; 5Leaf, LLC, a California limited liability company; GLML, LLC, a California limited liability company and Roots Nursery, Inc., a California corporation (the “Acquired Entities”) to acquire all of the issued and outstanding membership interests and capital stock of the Acquired Entities (the “Acquired Interests”) from the Sellers, pursuant to which the Sellers agreed to exchange all of the Acquired Interests of the Acquired Entities for an aggregate of 31,000,000 shares of the Company’s common stock (the “Share Exchange”).  The closing of the Share Exchange took place on July 14, 2018.  Upon the Closing of the Share Exchange, the Company became the sole owner of the Acquired Entities.  The 31,000,000 shares represent approximately 76% of the issued and outstanding shares of the Company’s common stock immediately thereafter.

Pursuant to the Share Exchange Agreements, the shares of the Company’s common stock issued to the Sellers are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Share Exchange. The Sellers include Ms. Gee and Messrs. Tran and Mac, who are now Directors of the Company.

The Company has a commercial lease agreement, effective August 1, 2018, through its wholly-owned subsidiary, Green Thumb, with the father of Chief Operating Officer and Director, Sam Mac.  Pursuant to the agreement, Green Thumb leases 4,200 square feet of commercial space located at 1920 East 12th Street, Oakland, California 94606 for $3,500 per month.

On September 12, 2018, Company provided Roots notice of termination of the Roots Agreement pursuant to Section 10.01 of the Roots Nursery, Inc. Share Exchange and Purchase Agreement (the “Termination Agreement”), effective immediately.  Pursuant to the Termination Agreement, the Company cancelled a total of 9,850,000 shares of Common Stock issued in connection with the Share Exchange and Purchase Agreement.

On September 12, 2018, the Company entered into a Share Exchange and Purchase Agreement (the “Purchase Agreement”) with East 10th Street LLC, a California limited liability company (“East 10th”), pursuant to which the Company acquired all of the issued and outstanding membership interests of East 10th from its sole member, Sam Mac, a Director of the Company, in exchange for 2,925,000 shares of Common Stock (the “Shares”).  East 10th owns certain real property located in Oakland, California.  Pursuant to the Purchase Agreement, the Shares are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Purchase Agreement.

Also on September 12, 2018, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Eric Tran, a Director of the Company (the “Seller”), pursuant to which the Company acquired certain assets, including all of the rights to certain trademarks, logos, business operating procedures, marketing material and plans, and other intellectual property (the “Assets”).  In consideration of the Assets, the Company issued to the Seller a total of 6,925,000 shares of the Company’s common stock.  Pursuant to the Asset Purchase Agreement, the shares of the Company’s common stock issued to the Seller are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Asset Purchase Agreement.

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MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted on the OTC Markets (OTCQB) under the symbol “NBGV”.

However, there has been very limited trading to date, and an active trading market may never develop.

As of the date of this Report, we have 57,116,055 shares of Common Stock outstanding held by approximately 456 stockholders of record.

Dividend Policy

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.

Shares Eligible for Future Sale

Prior to the Share Exchange, there was a limited public market for our Common Stock. The market for our common stock remains, limited. Future sales of our Common Stock in the public market after the Share Exchange, or the perception that those sales may occur, could cause the prevailing price for our Common Stock to fall or impair our ability to raise equity capital in the future. As described below, only a limited number of shares of our Common Stock will be available for sale in the public market for a period of several months after consummation of the Share Exchange due to contractual and legal restrictions on resale described below. Future sales of our Common Stock in the public market either before (to the extent permitted) or after restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing price of our Common Stock at such time and our ability to raise equity capital at a time and price we deem appropriate.

Sale of Restricted Shares

Of the approximately 57,116,055 shares of Common Stock outstanding, approximately 47,061,466 shares of Common Stock will be “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemptions provided by Rule 144 or Regulation S, which rules are summarized below.

Lock-up Agreements

In connection with the Share Exchange, holders have agreed, subject to certain exceptions, not to dispose of or hedge any shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock during the period from the date of the lock-up agreement continuing through the date 12 months after the date of the Share Exchange, except with our prior written consent.

Following the lock-up periods set forth in the agreements described above, and assuming that no parties are released from these agreements and that there is no extension of the lock-up period, certain of the shares of Common Stock that are restricted securities or are held by our affiliates as of the date of the Share Exchange will be eligible for sale in the public market in compliance with Rule 144 under the Securities Act.

Rule 144

Pursuant to Rule 144 promulgated under the Securities Act, sales of the securities of a former shell company, such as us, under that rule are not permitted (i) until at least 12 months have elapsed from the date on which this Report, reflecting our status as a non-shell company, is filed with the SEC and (ii) unless at the time of a proposed sale, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and have filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports. We intend to register such shares for sale under the Securities Act, but are currently a “voluntary filer” and are not subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. As a result, unless we register such shares for sale under the Securities Act, most of our stockholders will be forced to hold their shares of our Common Stock for at least that 12-month period before they are eligible to sell those shares, and even after that 12-month period, sales may not be made under Rule 144 unless we and the selling stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least 12 months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

Regulation S

Regulation S under the Securities Act provides that shares owned by any person may be sold without registration in the U.S., provided that the sale is effected in an offshore transaction and no directed selling efforts are made in the U.S. (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our shares of Common Stock may be sold in some other manner outside the U.S. without requiring registration in the U.S.

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DESCRIPTION OF SECURITIES

We have authorized capital stock of 100,400,000 shares, consisting of 100,000,000 shares of common stock, par value $0.0001 per share, and 400,000 shares of preferred stock, par value $0.0001 per share. As of January 2, 2019, we had 57,116,055 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding held by approximately 456 stockholders of record.

Common Stock

The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

•	Restricting dividends on the common stock;

•	Diluting the voting power of the common stock;

•	Impairing the liquidation rights of the common stock; or

•	Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated charter or bylaws would delay, defer or prevent a change in control.

Warrants and Options

As of the date hereof, the Company has no issued or outstanding warrants options or other outstanding convertible securities.

Anti-Takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws and Delaware Law

Some provisions of Delaware law, our certificate of incorporation and our bylaws that will be in effect immediately prior to the consummation of the Share Exchange contain provisions that could make the following transactions more difficult: acquisition of us by means of a tender offer; acquisition of us by means of a proxy contest or otherwise; or removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the price of our Common Stock.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a person deemed an “interested stockholder” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date such person becomes an interested stockholder unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the price of our Common Stock.

Undesignated Preferred Stock

The ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the company. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of the company.

Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called only by our board of directors, our chairman of the board of directors, chief executive officer, or in the absence of a chief executive officer, the president.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of the board of directors or a committee of the board of directors.

Limitations of Liability and Indemnification Matters

For a discussion of liability and indemnification, please see the section titled “Directors, Executive Officers, Promoters and Control Persons—Limitation on Liability and Indemnification Matters.”

Transfer Agent

The transfer agent and registrar for the common stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.

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LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business.

We are currently not aware of any pending legal proceedings to which we are a party or of which any of our property is the subject, nor are we aware of any such proceedings that are contemplated by any governmental authority.

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ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

Shares Issued in Connection with the Share Exchange

On July 14, 2018, the Company entered into certain Share Exchange and Purchase Agreements (the "Share Exchange Agreements"), with the members and shareholders (“Sellers”) of the following companies: 725 E 11th, LLC, a California limited liability company; Mad Creek Farm, LLC, a California limited liability company; Timothy Lane, LLC, a California limited liability company; 5Leaf, LLC, a California limited liability company; GLML, LLC, a California limited liability company and Roots Nursery, Inc., a California corporation (the “Acquired Entities”) to acquire all of the issued and outstanding membership interests and capital stock of the Acquired Entities (the “Acquired Interests”) from the Sellers, pursuant to which the Sellers agreed to exchange all of the Acquired Interests of the Acquired Entities for an aggregate of 31,000,000 shares of the Company’s common stock (the “Share Exchange”).  The closing of the Share Exchange took place on July 14, 2018.  Upon the Closing of the Share Exchange, the Company became the sole owner of the Acquired Entities.  The 31,000,000 shares represent approximately 76% of the issued and outstanding shares of the Company’s common stock immediately thereafter.  Pursuant to the Share Exchange Agreements, the shares of the Company’s common stock issued to the Sellers are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Share Exchange. The Sellers include Ms. Gee and Messrs. Tran and Mac, who are now Directors of the Company.

Other Transactions

 On July 12, 2018, the Company entered into a Consulting Services Agreement (“Agreement”) with Go Fund, LLC (the “Consultant”), which is wholly-owned by Lance Dalton and his wife. Under the terms of the Agreement, the Consultant will assist the Company in identifying acquisitions and growth opportunities, assist the Company with financing its capital needs, and assist the Company with its investor relations. The Company will pay a monthly consulting fee of $10,000 for the one-year term and grant the Consultant options to acquire 10,000,000 shares of the Company’s Common Stock at an exercise price of $0.0001 per share.  Under the terms of the Agreement, the shares were to vest upon the meeting of certain value creating milestones which were all met as required.  On July 29, 2018, Go Fund LLC exercised the options and the Company issued 10,000,000 shares for $1,000.

On September 12, 2018, the Company entered into a Share Exchange and Purchase Agreement (the “10th Purchase Agreement”) with East 10th Street LLC, a California limited liability company (“East 10th”), pursuant to which the Company acquired all of the issued and outstanding membership interests of East 10th from its sole member, Sam Mac, a Director of the Company, in exchange for 2,925,000 shares of Common Stock (the “10th Shares”).  East 10th owns certain real property located in Oakland, California.  Pursuant to the 10th Purchase Agreement, the 10th Shares are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Purchase Agreement.

Also on September 12, 2018, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Eric Tran, a Director of the Company (the “Tran”), pursuant to which the Company acquired certain assets, including all of the rights to certain trademarks, logos, business operating procedures, marketing material and plans, and other intellectual property (the “Assets”).  In consideration of the Assets, the Company issued to Tran a total of 6,925,000 shares of the Company’s common stock.  Pursuant to the Asset Purchase Agreement, the shares of the Company’s common stock issued to Tran are subject to a lock-up and can therefore not be sold, transferred, pledged, hypothecated or placed for a period of at least twelve (12) months from the date of closing of the Asset Purchase Agreement.

During the six months ended June 30, 2018, the Company issued 363,750 shares of common stock to investors at $0.40 per share for cash totaling $145,500.

On August 1, 2018, the Company completed the private placement of 6,061,466 shares of common stock at a per share price of $0.50 for total consideration of $3,030,733

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ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

There has been no material modification to the rights of security holders.

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ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

The information regarding change of control of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

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ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

The information regarding departure and election of directors and departure and appointment of principal officers of the Company in connection with the Share Exchange set forth in Item 2.01, “Completion of Acquisition or Disposition of Assets—The Share Exchange and Related Transactions” is incorporated herein by reference.

For information regarding the terms of employment of our newly appointed executive officers, see “Executive Compensation” and “Certain Relationships and Related Transactions—Employment Agreements and Offer Letters” in Item 2.01 of this Current Report on Form 8-K, which description is incorporated herein by reference. For certain biographical, related party and other information regarding our newly appointed executive officers, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Amendment to the Current Report on Form 8-K, which disclosures are incorporated herein by reference.

For information about compensation to our directors, see “Directors, Executive Officers, Promoters and Control Persons—Director Compensation” in Item 2.01 of this Amendment to the Current Report on Form 8-K, which description is incorporated herein by reference. For information about the committees each director serves on, see “Directors, Executive Officers, Promoters and Control Persons—Board Committees” in Item 2.01 of this Amendment to the Current Report on Form 8-K, which description is incorporated herein by reference. There are no arrangements or understandings pursuant to which any of our current directors was appointed as a director. For certain biographical, related party and other information regarding our newly appointed directors, see the disclosure under the headings “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” in Item 2.01 of this Amendment to the Current Report on Form 8-K, which disclosures are incorporated herein by reference.

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ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The information regarding submission of matters to a vote of security holders set forth in Item 5.03, “Amendments to Articles of Incorporation or Bylaws” is incorporated herein by reference.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Businesses Acquired.

In accordance with Item 9.01(a), the following are filed as exhibits to this Current Report on Form 8-K:

Audited combined financial statements of Mad Creek Farm, LLC, 725 E 11th Street, LLC, 5Leaf, LLC as of, and for the years ended December 31, 2017 and December 31, 2016 are filed as Exhibit 99.1 hereto.

Unaudited combined financial statements of Mad Creek Farm, LLC, 725 E 11th Street, LLC, 5Leaf, LLC, Genus Management Group, LLC, Timothy Lane, LLC as of, and for the six months ended June 30, 2018 and 2017 are filed as Exhibit 99.2 hereto.

NewBridge Global Ventures, Inc. and Subsidiaries Unaudited Pro Forma Financial Information (PF1-PF4) is filed as Exhibit 99.3 hereto.

(b)	Exhibits.

Reference is made to the Exhibit Index following the signature page of this Current Report on Form 8-K, which is incorporated herein by reference.

In reviewing the agreements included or incorporated by reference as exhibits to this Amendment to the Current Report on Form 8-K, please remember that they are included to provide you with information regarding their terms and are not intended to provide any other factual or disclosure information about the Company or the other parties to the agreements. The agreements may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the parties to the applicable agreement and:

•	should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate;

•	have been qualified by disclosures that were made to the other party in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement;

•	may apply standards of materiality in a way that is different from what may be viewed as material to you or other investors; and

•	were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement and are subject to more recent developments.

Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in this Amendment to the Current Report on Form 8-K and the Company’s other public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE GLOBAL VENTURES, INC.
Dated: January 4, 2019	By:	/s/ Robert Bench
		Name:	Robert Bench
		Title:	Interim President

Exhibit Number	Description

10.1

Form of Share Exchange and Purchase Agreement dated July 14, 2018 between the NewBridge Global Ventures, Inc., and certain individuals and entities (incorporated by reference to Exhibit 10.1 to Form 8K filed on July 20, 2018)

10.2

Share Exchange and Purchase Agreement dated September 12, 2018 between NewBridge Global Ventures, Inc. and East 10th Street LLC (incorporated by reference to Exhibit 2.02 to Form 8K filed on September 14, 2018)

99.1	Audited combined financial statements of Mad Creek Farm, LLC, 725 E 11th Street, LLC, 5Leaf, LLC as of, and for the years ended December 31, 2017 and December 31, 2016
99.2

Unaudited combined financial statements of Mad Creek Farm, LLC, 725 E 11th Street, LLC, 5Leaf, LLC, Genus Management Group, LLC, Timothy Lane, LLC as of, and for the six months ended June 30, 2017 and 2018

99.3	NewBridge Global Ventures, Inc. and Subsidiaries Unaudited Pro Forma Financial Information